EXHIBIT A-2 to
                             Note Purchase Agreement

                                  FORM OF LEASE




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                                 LEASE AGREEMENT

                           Dated as of _______________

                                     Between

                    FIRST SECURITY BANK, NATIONAL ASSOCIATION
                         Not in its Individual Capacity,
                      except as expressly provided herein,
                          but solely as Owner Trustee,
                                     Lessor

                                       and

                                ATLAS AIR, INC.,

                                     Lessee

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                   One Boeing Model 747-47UF Aircraft Bearing
                     United States Registration No. N______
                  and Bearing Manufacturer's Serial No. ______
                          with four GE Model __ Engines
                      Bearing Engine Manufacturer's Serial
                     Nos. ______, ______, ______ and ______

===============================================================================

     The right, title and interest of Lessor in and to, among other things, this Lease Agreement has been assigned to and is subject to a security interest in favor of Wilmington Trust Company, a Delaware banking corporation, as Mortgagee, under the Trust Indenture and Mortgage, dated as of , , for the benefit of the holders of the Equipment Notes referred to in such Trust Indenture, all to the extent provided in such Trust Indenture. This Lease Agreement has been executed in multiple counterparts; to the extent, if any, that this Lease Agreement constitutes chattel paper (as defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in Lessor's right, title and interest in and to this Lease Agreement may be perfected through the delivery or possession of any counterpart of this Lease Agreement other than the counterpart of this Lease Agreement that contains the original receipt executed by Wilmington Trust Company, as Mortgagee.


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                                TABLE OF CONTENTS


SECTION 1.  DEFINITIONS AND CONSTRUCTION.....................................1

SECTION 2.  DELIVERY AND ACCEPTANCE..........................................1
   2.1  Delivery and Lease of Aircraft.......................................1
   2.2  Acceptance by Lessee.................................................2

SECTION 3.  TERM AND RENT....................................................2
   3.1  Term ............................................................... 2
   3.2  Rent ............................................................... 2
   3.3  Payments.............................................................6

SECTION 4.  DISCLAIMER; CERTAIN AGREEMENTS OF LESSOR;
              SECTION 1110 MATTERS...........................................7
   4.1  Disclaimer...........................................................7
   4.2  Certain Agreements of Lessor.........................................8
   4.3  Quiet Enjoyment......................................................8
   4.4  Investment of Funds Held as Security.................................8
   4.5  Title Transfers by Lessor............................................9
   4.6  Lessor's Interest in Certain Engines................................10
   4.7  Lease for U.S. Federal Income Tax Law Purposes;
          Section 1110 of Bankruptcy Code...................................10

SECTION 5.  RETURN OF AIRCRAFT..............................................10
   5.1  Compliance with Annex B.............................................10
   5.2  Storage and Related Matters.........................................10
   5.3  Return of Other Engines.............................................11
   5.4  Fuel ...............................................................11

SECTION 6.  LIENS ..........................................................11

SECTION 7.  REGISTRATION, OPERATION, POSSESSION, SUBLEASING AND RECORDS.....13
   7.1  Registration and Operation..........................................13
   7.2  Possession..........................................................15
   7.3  Certain Limitations on Subleasing or Other Relinquishment
          of Possession.....................................................19

SECTION 8.  MAINTENANCE; REPLACEMENT AND POOLING OF PARTS; ALTERATIONS,
              MODIFICATIONS AND ADDITIONS; OTHER
              LESSEE COVENANTS..............................................20
   8.1  Maintenance; Replacement and Pooling of Parts; Alterations,
          Modifications and Additions.......................................20
   8.2  Information, Certificates, Notices and Reports......................20

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SECTION 9.  VOLUNTARY TERMINATION UPON OBSOLESCENCE.........................22
   9.1  Right of Termination................................................22
   9.2  Election by Lessor to Sell..........................................23
   9.3  Retention of Aircraft by Lessor.....................................26

SECTION 10.  LOSS, DESTRUCTION, REQUISITION, ETC............................27
   10.1  Event of Loss With Respect to Aircraft.............................27
   10.2  Event of Loss With Respect to an Engine............................30
   10.3  Conditions to any Replacement......................................30
   10.4  Conveyance to Lessee...............................................33
   10.5  Application of Payments............................................33
   10.6  Requisition of Aircraft for Use....................................34
   10.7  Requisition of an Engine for Use...................................34
   10.8  Application of Payments............................................35
   10.9  Application of Payments During Existence of a Special Default......35

SECTION 11.  INSURANCE   36
   11.1  Lessee's Obligation to Insure......................................36
   11.2  Insurance for Own Account..........................................36
   11.3  Indemnification by Government in Lieu of Insurance.................36
   11.4  Application of Insurance Proceeds..................................36
   11.5  Application of Payments During Existence of a Special Default......37

SECTION 12.  INSPECTION  37

SECTION 13.  ASSIGNMENT; MERGER; SUCCESSOR OWNER TRUSTEE....................38
   13.1  In General.........................................................38
   13.2  Merger of Lessee...................................................38
   13.3  Assignment Security for Lessor's Obligations.......................39
   13.4  Successor Owner Trustee............................................40

SECTION 14.  LEASE EVENTS OF DEFAULT........................................40
   14.1  Payments...........................................................40
   14.2  Insurance..........................................................41
   14.3  Other Covenants....................................................41
   14.4  Representations and Warranties.....................................41
   14.5  Bankruptcy and Insolvency..........................................41

SECTION 15.  REMEDIES AND WAIVERS...........................................42
   15.1  Remedies...........................................................42
   15.2  Limitations Under CRAF.............................................46
   15.3  Right to Perform for Lessee........................................46
   15.4  Determination of Fair Market Rental Value and Fair Market
           Sales Value......................................................47

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   15.5  Remedies Cumulative................................................47

SECTION 16.  LESSEE'S OBLIGATIONS; NO SETOFF, COUNTERCLAIM, ETC.............48

SECTION 17.  RENEWAL AND PURCHASE OPTIONS...................................49
   17.1  Preliminary Notices................................................49
   17.2  Renewal Options....................................................49
   17.3  Purchase Option....................................................51
   17.4  Appraisals.........................................................52

SECTION 18.  MISCELLANEOUS..................................................53
   18.1  Amendments.........................................................53
   18.2  Severability.......................................................54
   18.3  Third-Party Beneficiary............................................54
   18.4  Reproduction of Documents..........................................54
   18.5  Counterparts.......................................................55
   18.6  Notices............................................................55
   18.7  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE...................56
   18.8  Survival...........................................................57
   18.9  No Waiver..........................................................57
   18.10 Entire Agreement...................................................57

EXHIBITS, SCHEDULES AND ANNEXES

EXHIBIT A             Form of Lease Supplement
EXHIBIT B             Form of Return Acceptance Supplement

SCHEDULE 1            Certain Terms
SCHEDULE 2            Basic Rent
SCHEDULE 3            Stipulated Loss Value Schedule
SCHEDULE 4            Termination Value Schedule
SCHEDULE 5            Permitted Countries
SCHEDULE 6            Placards

ANNEX A               Definitions
ANNEX B               Return Conditions
ANNEX C               Maintenance
ANNEX D               Insurance


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                                 LEASE AGREEMENT


     LEASE AGREEMENT dated as of _______________ (this "Agreement" or "Lease"), between (a) FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee (this and all other capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in
Section 1 below) ("Lessor" or "Owner Trustee"), and (b) ATLAS AIR, INC., a Delaware corporation ("Lessee").


                                    RECITALS

     A. Lessor and Lessee are parties to the Participation Agreement, pursuant to which, among other things, Lessor and Lessee have agreed to enter into this Agreement.

     B. Pursuant to the Trust Agreement, Owner Participant has authorized Lessor to enter into this Agreement.

     NOW, THEREFORE, for and in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:


SECTION 1.  DEFINITIONS AND CONSTRUCTION

     Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A.


SECTION 2.  DELIVERY AND ACCEPTANCE

         2.1  Delivery and Lease of Aircraft

     Lessor hereby agrees (subject to the satisfaction or waiver of the conditions set forth in Section 5 of the Participation Agreement) to lease to Lessee for the Term and Lessee hereby agrees (subject to the satisfaction or waiver of the conditions set forth in Section 5 of the Participation Agreement) to lease from Lessor for the Term, the Aircraft, commenc-


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                                      -2-


ing immediately upon acquisition of the Aircraft by Lessor pursuant to the Purchase Agreement Assignment.

         2.2  Acceptance by Lessee

     (a) By executing and delivering Lease Supplement No. 1, Lessee confirms to Lessor that Lessee has duly and irrevocably accepted delivery of the Aircraft for all purposes of this Agreement.

     (b) Lessor has authorized one or more employees of Lessee, designated by Lessee in writing, as the authorized representative or representatives of Lessor to accept delivery of the Aircraft on behalf of Lessor pursuant to the Purchase Agreement Assignment and the Participation Agreement. Lessee hereby agrees that if delivery of the Aircraft shall be accepted by an employee or employees of Lessee pursuant to such authorization by Lessor, such acceptance of delivery by such employee or employees on behalf of Lessor shall, without further act, irrevocably constitute acceptance by Lessee of the Aircraft for all purposes of this Agreement.


SECTION 3.  TERM AND RENT

     3.1 Term

     The Aircraft shall be leased hereunder for the Term, unless this Agreement or the leasing of the Aircraft is earlier terminated in accordance with any provision of this Agreement. Lessee shall have the option to renew the leasing of the Aircraft hereunder pursuant to, and subject to the terms and conditions of, Section 17.

     3.2 Rent

     3.2.1 Basic Rent; Adjustments to Basic Rent and Certain Other Amounts

     (a) During the Base Lease Term, Lessee shall pay to Lessor, on each Payment Date, Basic Rent in the amount equal to the percentage of Lessor's Cost specified in Schedule 2 for such Payment Date, which shall be allocated to the Payment Period ending on such Payment Date, if designated as a payment in arrears, or allocated to the Payment Period commencing on such Payment Date, if designated as a payment in advance, in each case as specified in Schedule 2, as such amount may be adjusted pursuant to Section 3.2.1(b).


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                                      -3-


     (b) Basic Rent, Stipulated Loss Values and Termination Values, the EBO Price and the EBO Date shall be subject to adjustment as follows:

          (i) In the event that Transaction Expenses paid by Lessor pursuant to
     Section 9.2 of the Participation Agreement are determined to be other than [ ]% of Lessor's Cost, then in each case the Basic Rent percentages set forth in Schedule 2, the Stipulated Loss Value percentages set forth in
     Schedule 3, the Termination Value percentages set forth in Schedule 4 and the EBO Price and the EBO Date set forth in Schedule 1 shall be recalculated (upwards or downwards) by the Owner Participant, on or prior to the 120th day after the Delivery Date using the same methods and assumptions used to calculate the original Basic Rent, Stipulated Loss Value and Termination Value percentages and the EBO Price and the EBO Date in order to (1) maintain the Owner Participant's Net Economic Return and
     (2) minimize the Net Present Value of Rents and the EBO Price to Lessee to the extent possible consistent with clause (1) hereof.

          (ii) In the event of a refinancing as contemplated by Section 11 of the Participation Agreement, then the Basic Rent percentages set forth in
     Schedule 2, the Stipulated Loss Value percentages set forth in Schedule 3, the Termination Value percentages set forth in Schedule 4 and the EBO Price and the EBO Date set forth in Schedule 1 shall be recalculated (upwards or downwards) by the Owner Participant using the same methods and assumptions used to calculate the original Basic Rent, Stipulated Loss Value and Termination Value percentages and the EBO Price and the EBO Date to (1) maintain the Owner Participant's Net Economic Return and (2) to the extent possible consistent with clause (1) hereof, minimize the Net Present Value of Rents and the EBO Price to Lessee.

          (iii) In the event that Lessee is required to indemnify the Owner Participant under the Tax Indemnity Agreement, then (A) in the event that Lessee agrees to satisfy such indemnity obligation pursuant to Section __ of the Tax Indemnity Agreement, the Basic Rent percentages set forth in
     Schedule 2, and (B) in any case, the Stipulated Loss Value percentages set forth in Schedule 3 and the Termination Value percentages set forth in
     Schedule 4 shall be recalculated (upwards or downwards) by Owner Participant, using the same methods and assumptions (except to the extent such assumptions shall be varied to take


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                                      -4-


     into account the Tax Loss [or Foreign Tax Credit Loss] (as each such term is defined in the Tax Indemnity Agreement) that is the subject of such indemnification and any prior or contemporaneous Tax Loss [or Foreign Tax Credit Loss]) used to calculate the Basic Rent percentages, the Stipulated Loss Value percentages and the Termination Value percentages in order to
     (1) maintain the Owner Participant's Net Economic Return and (2) to the extent possible consistent with clause (1) hereof, minimize the Net Present Value of Rents and the EBO Price to Lessee.

     (c) All adjustments pursuant to Section 3.2.1(b) shall be made as promptly as practicable after either Owner Participant or Lessee gives notice to the other that an event has occurred that requires an adjustment. Owner Participant and Lessee shall give prompt notice to the other of any event requiring an adjustment. Any recalculation of the percentages of Basic Rent, the EBO Price and the EBO Date (which may change only at the election of Lessee), Stipulated Loss Value and Termination Value shall be prepared by Owner Participant, subject to verification by Lessee in accordance with Section 3.2.1(d), using the same methodology and assumptions used by Owner Participant in determining the percentages of Basic Rent, Stipulated Loss Value and Termination Value and the EBO Price and the EBO Date as of the Delivery Date, except as such methodologies and assumptions have been modified to reflect the events giving rise to adjustments hereunder. Promptly after an adjustment is made hereunder, Owner Participant shall deliver to Lessee a description of such adjustment, setting forth in reasonable detail the calculation thereof. All adjustments shall (i) be made so as to avoid characterization of the Lease as a "disqualified leaseback or long-term agreement" within the meaning of Section 467 of the Code and/or regulations thereunder (or any successor or relevant code provision or regulations) and (ii) be in compliance with the requirements of Sections 4.02(5), 4.07(l) and, on a prospective basis, 4.08(1) of Revenue Procedure 75-28 (or any successor or relevant procedure), except to the extent that on the Delivery Date the Lease constituted a "disqualified leaseback or long-term agreement" or was not in compliance with the revenue procedure referred to in clause (ii). All adjustments required pursuant to Section 3.2.1(b) shall be set forth in a Lease Supplement or in an amendment to this Lease, and , promptly after execution thereof by Lessor and Lessee, Lessee shall give a copy thereof to Mortgagee.

     (d) If Lessee believes that any calculations by Owner Participant pursuant to Section 3.2.1(c) are in error,


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                                      -5-


and if, after consultation, Lessee and Owner Participant are unable to agree on an adjustment, then Babcock & Brown Inc. or any other nationally recognized certified public accounting or lease advisory firm selected by Lessee and reasonably satisfactory to Owner Participant shall verify such calculations. Owner Participant will make available to such firm, but not, in any circumstances, to Lessee or any representative of Lessee, the methodology and assumptions referred to in Section 3.2.1(b) and any modifications thereto made to reflect the events giving rise to adjustments hereunder (subject to the execution by such firm of a confidentiality agreement, reasonably acceptable to Owner Participant, prohibiting disclosure of such methodology and assumptions to any third party). The determination by such firm shall be final. Lessee will pay the reasonable costs and expenses of such further verification by such firm, provided that if such verification results in a decrease in Basic Rent which decreases the remaining Net Present Value of Rents and/or the EBO Price by $10,000 or more from the remaining Net Present Value of Rents and/or the EBO Price as recalculated by the Owner Participant, then the Owner Participant will pay such costs and expenses.

     (e) Notwithstanding anything to the contrary in any Operative Agreement, the amount of the payment of Basic Rent due and payable on each Payment Date shall be at least sufficient to pay in full, as of such Payment Date (assuming timely payment of the Equipment Notes prior to such Payment Date), the aggregate principal amount of scheduled installments due on the Equipment Notes outstanding on such Payment Date, together with the accrued and unpaid interest thereon, due on such Payment Date in respect of the Equipment Notes; provided, however, that no installment of Basic Rent shall be increased to the extent such increase would be based upon (i) any attachment or diversion of Basic Rent on account of Lessor Liens attributable to Lessor or Owner Participant, (ii) any modification of the payment terms of the Equipment Notes, other than as required or permitted by any Operative Agreement (including, without limitation, as permitted upon the occurrence of a Lease Event of Default) or (iii) the acceleration of any Equipment Note or Equipment Notes due solely to the occurrence of an Event of Default that does not constitute a Lease Event of Default.

     3.2.2 Supplemental Rent

     Lessee shall pay to Lessor, or to whosoever shall be entitled thereto, any and all Supplemental Rent when and as the same shall become due and owing. Lessee will also pay to Lessor, or to whosoever shall be entitled thereto as Supplemental


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                                      -6-


Rent, to the extent permitted by applicable Law, interest at the Payment Due Rate on any part of any amount of Rent (including, without limitation, Supplemental Rent) not paid by 12:30 p.m., New York time, on the date when due (so long as, in the case of any person not a party to the Participation Agreement, Lessee had received timely notice of the account to which such payment was required to be made), for the period from and including the date on which the same was due to, but excluding, the date of payment in full.

     3.3 Payments

     (a) Payments of Rent by Lessee shall be paid by wire transfer of immediately available Dollars, not later than 12 noon, New York time, on the date when due, to the account of Lessor specified in Schedule 1 to the Participation Agreement or to such other account in the United States as directed by Lessor to Lessee in writing at least 10 Business Days prior to the date such payment of Rent is due or, in the case of any payment of Supplemental Rent expressly payable to a person other than Lessor, to the person that shall be entitled thereto to such account in the United States as such person may specify from time to time to Lessee at least 10 Business Days prior to the date such payment of Rent is due.

     (b) Except as otherwise expressly provided herein, whenever any payment of Rent shall be due on a day that is not a Business Day, such payment shall be made on the next day that is a Business Day, and, if such payment is made on such next Business Day, no interest shall accrue on the amount of such payment during such extension.

     (c) So long as Lessee has not received written notice from the Mortgagee that the Lien of the Trust Indenture has been discharged, and notwithstanding
Section 3.3(a), Lessor hereby directs, and Lessee agrees, that all payments of Rent and all other amounts payable by Lessee hereunder, other than Excluded Payments, shall be paid directly to Mortgagee on behalf of Lessor by wire transfer of immediately available Dollars to the account of Mortgagee specified in Schedule 1 to the Participation Agreement, or to such other account in the United States as Mortgagee may specify by written notice to Lessor and Lessee at least 10 Business Days prior to the date such payment of Rent is due.

     (d) Excluded Payments shall be paid by wire transfer to the person entitled thereto pursuant to the Operative Agreements of immediately available Dollars to the account of such


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                                      -7-


person specified in the Participation Agreement or, if not so specified, to such account in the United States as may be specified by such person by written notice to Lessor and Lessee from time to time at least 10 Business Days prior to the date such payment is required to be made.

     (e) All computations of interest under this Agreement shall be made on the basis of a year of 360 days comprised of twelve 30-day months.


SECTION 4.  DISCLAIMER; CERTAIN AGREEMENTS OF LESSOR; SECTION 1110 MATTERS

     4.1 Disclaimer

     LESSOR LEASES AND LESSEE TAKES THE AIRCRAFT "AS-IS, WHERE-IS." LESSEE ACKNOWLEDGES AND AGREES THAT AS BETWEEN LESSEE AND EACH OF LESSOR, MORTGAGEE AND ANY PARTICIPANT (i) LESSEE HAS SELECTED THE AIRCRAFT AND THE MANUFACTURER THEREOF AND (ii) NONE OF LESSOR, MORTGAGEE AND ANY PARTICIPANT MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO:

          (v) THE AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE OF THE AIRFRAME, ANY ENGINE OR ANY PART THEREOF;

          (w) THE QUALITY OF THE MATERIAL OR WORKMANSHIP WITH RESPECT TO THE AIRFRAME, ANY ENGINE OR ANY PART THEREOF;

          (x) THE ABSENCE OF LATENT OR ANY OTHER DEFECT IN THE AIRFRAME, ANY ENGINE OR ANY PART THEREOF, WHETHER OR NOT DISCOVERABLE;

          (y) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT OR THE LIKE; OR

          (z) THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER (OTHER THAN REPRESENTATIONS AND WARRANTIES OF THE OWNER TRUSTEE AND ANY OWNER PARTICIPANT WITH RESPECT TO LESSOR LIENS IN EXISTENCE ON THE DELIVERY DATE), EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRFRAME, ANY ENGINE OR ANY PART THEREOF.


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                                      -8-


     4.2 Certain Agreements of Lessor

     Unless a Lease Event of Default shall have occurred and be continuing, Lessor agrees to make available to Lessee such rights as Lessor may have under any warranty with respect to the Aircraft made, or made available, by Airframe Manufacturer or Engine Manufacturer or any of their respective subcontractors or suppliers, as the case may be, pursuant to and in accordance with the terms of the Purchase Agreement Assignment.

     4.3 Quiet Enjoyment

     So long as no Lease Event of Default shall have occurred and be continuing, Lessor shall not take or cause to be taken or permit any Person lawfully claiming by or through it to take any action to interfere with Lessee's (or any Permitted Sublessee's) rights hereunder to continued possession, use and operation of, and quiet enjoyment of the Aircraft, the Airframe, any Engine or any Part and other rights with respect to the Aircraft hereunder during the Term.

     4.4 Investment of Funds Held as Security

     4.4.1 Investment

     Any moneys held by Lessor as security for Lessee's obligations under the Operative Agreements, shall, until paid to Lessee as provided herein or applied as provided herein, be invested by Lessor from time to time as directed in writing by Lessee (or, if Lessee fails to so direct, as directed by Lessor in its sole discretion) and at the expense and risk of Lessee in Cash Equivalents so long as such Cash Equivalents specified by Lessee or Lessor, as the case may be, can be acquired by Lessor using its best efforts; provided, that so long as the Lien of the Trust Indenture shall not have been discharged, such moneys shall be invested and held by Mortgagee, as assignee of Lessor, in accordance with this Lease and upon discharge of such Lien, Mortgagee shall pay any such money held by it to Lessor to be held and invested in accordance with this Section.

     4.4.2 Payment of Gain or Loss

     Any net gain (including interest received) realized as the result of investments pursuant to Section 4.4.1 (net of any fees, commissions and other reasonable expenses, if any, incurred in connection with such investment) shall be held and applied in the same manner as the principal amount is to be


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                                      -9-


held and applied hereunder. Lessee will promptly pay to Lessor, on demand, the amount of any loss realized as the result of any such investment (together with any fees, commissions and other reasonable expenses, if any, incurred in connection with such investment), such amount so paid to be held and applied by Lessor as contemplated in Section 4.4.1 above.

     4.4.3 Limitation of Liability

     All investments under this Section 4.4 shall be at the expense and risk of Lessee, and Lessor and Mortgagee shall not be liable for any loss resulting from any investment made under this Section 4.4 other than by reason of its willful misconduct or gross negligence. Any such investment may be sold (without regard to its maturity) by Lessor, or by Mortgagee as assignee of Lessor, without instructions whenever such sale is necessary to make a distribution required by this Lease.

     4.5 Title Transfers by Lessor

     If Lessor shall be required to transfer title to the Aircraft, Airframe or any Engine to Lessee or any other person pursuant to this Lease, then (a) Lessor shall (1) transfer to Lessee or such other person, as the case may be, all of Lessor's right, title and interest in and to the Aircraft, Airframe or such Engine, as the case may be, free and clear of all Lessor Liens attributable to Lessor or Owner Participant, (2) so long as the Lien of the Trust Indenture has not been discharged, comply with the terms of the Trust Indenture relating to the release of the Aircraft, Airframe or such Engine, (3) assign to Lessee or such other person, as the case may be, if and to the extent permitted under the Purchase Agreement, all warranties of Airframe Manufacturer and Engine Manufacturer with respect to the Aircraft, Airframe or such Engine, and (4) assign to Lessee or such other person, as the case may be, if and to the extent permitted, all claims, if any, for damage to the Aircraft, Airframe or such Engine, in each case free of Lessor Liens attributable to Lessor or Owner Participant, and without recourse or warranty of any kind whatsoever (except as to the transfer described in clause (1) above and as to the absence of such Lessor Liens, as aforesaid), and (b) Lessor shall promptly deliver to Lessee or such other person, as the case may be, a bill of sale and agreements of assignment, evidencing such transfer and assignment, and such other instruments of transfer, all in form and substance reasonably satisfactory to Lessee (or such other person, as the case may be), as Lessee (or such other person, as the case may be) may reasonably request.


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     4.6 Lessor's Interest in Certain Engines

     Lessor hereby agrees for the benefit of each lessor, conditional seller, indenture trustee or secured party of any engine leased to, or purchased by, Lessee or any Permitted Sublessee subject to a lease, conditional sale, trust indenture or other security agreement that Lessor, its successors and assigns will not acquire or claim, as against such lessor, conditional seller, indenture trustee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such indenture trustee or secured party.

     4.7 Lease for U.S. Federal Income Tax Law Purposes; Section 1110 of Bankruptcy Code

     (a) Lessee and Lessor agree that this Lease is, and shall be treated as, a lease for U.S. federal income tax purposes of the Aircraft, Airframe, Engines and Parts.

     (b) It is the intention of each of Lessee and Lessor that Lessor (and Mortgagee as assignee of Lessor under the Trust Indenture) shall be entitled to the benefits of Section 1110 with respect to the right to take possession of the Aircraft, Airframe, Engines and Parts as provided in this Lease.


SECTION 5.  RETURN OF AIRCRAFT

     5.1 Compliance with Annex B

     Lessee shall comply with each of the provisions of Annex B hereto, which provisions are hereby incorporated by this reference as if set forth in full herein.

     5.2 Storage and Related Matters

     If Lessor gives written notice to Lessee not less than 60 days nor more than 120 days prior to the end of the Term requesting outdoor parking of the Aircraft upon its return hereunder, Lessee will assist Lessor in arranging outdoor parking facilities for the Aircraft for a period up to 30 days, commencing on the date of such return, and upon request of Lessor to Lessee made at least 10 days prior to the end of such initial 30 day period, for an additional 30 day period commenc-


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                                      -11-


ing upon expiration of such initial period, at such outdoor parking facility in the 48 contiguous states of the United States as Lessee may select. Lessee shall, at Lessor's written request, maintain insurance (if available) for the Aircraft during such outdoor parking period, provided that Lessor shall reimburse Lessee for Lessee's out-of-pocket cost of providing such insurance. Such outdoor parking shall be at Lessor's risk, and Lessor shall pay all applicable outdoor parking fees; provided that Lessee's obligation to assist Lessor in arranging parking shall be subject to Lessor entering into an agreement prior to the commencement of the outdoor parking period with the outdoor parking facility providing, among other things, that Lessor shall bear all maintenance charges (other than maintenance required as a direct result of Lessee's failure to comply with the provisions of Annex B) and other costs incurred.

     5.3 Return of Other Engines

     In the event that any Engine owned by Lessor shall not be installed on the Airframe at the time of return hereunder, Lessee shall be required to return the Airframe hereunder with a Replacement Engine meeting the requirements of, and in accordance with, Section 10 hereof and Annex B hereto. Thereupon, Lessor will transfer to Lessee the Engine constituting part of such Aircraft but not installed on such Airframe at the time of the return of the Airframe.

     5.4 Fuel

     Upon the return of the Airframe upon any termination of this Lease, Lessor shall pay Lessee, as compensation for any fuel or oil contained in the fuel or oil tanks of such Airframe, the value of such fuel or oil at the price paid by Lessee for such fuel or oil, provided that if the Aircraft is being returned in connection with the exercise of remedies pursuant to Section 15, Lessor shall have no obligation to make such payment to Lessee until Lessor shall have been paid all amounts due to it pursuant to Section 15.


SECTION 6.  LIENS

     Lessee shall not, directly or indirectly, create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, the Airframe, any Engine or any Part, title to any of the foregoing or any interest of Lessee therein, or the Lessee's rights in and to this Lease or any Permitted Sublease, except (a) the respective rights of Lessor, Mortgagee, the Participants or Lessee under the Operative Agreements, or of any Permitted Sublessee under any Permitted Sublease; (b) Lessor Liens; (c) the rights of others under agreements or arrangements to the extent permitted by the terms of Sections 7.2 and 7.3;
(d) Liens for Taxes of Lessee or any Permitted Sublessee (and their respective U.S. federal tax law consolidated groups), or Liens for Taxes of any Tax Indemnitee (and its U.S. federal tax law consolidated group) for which Lessee is obligated to indemnify such Tax Indemnitee under any of the Lessee Operative Agreements, in any such case either not yet due or being contested in good faith by appropriate proceedings so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, any Engine or the interest of any Participant therein or impair the lien of the Trust Indenture; (e) materialmen's, mechanics', workers', repairers', employees' or other like Liens arising in the ordinary course of business for amounts the payment of which is either not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, any Engine or the interest of any Participant therein or impair the lien of the Trust Indenture;
(f) Liens arising out of any judgment or award against Lessee (or against any Permitted Sublessee), so long as such judgment shall, within 60 days after the entry thereof, have been discharged or vacated, or execution thereof stayed pending appeal or shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, and so long as during any such 60-day period there is not, or any such judgment or award does not involve, any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, any Engine or the interest of any Participant therein or impair the lien of the Trust Indenture, and (g) any other Lien with respect to which Lessee (or any Permitted Sublessee) shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of Lessor. Lessee shall promptly take (or cause to be taken) such action as may be necessary duly to discharge (by bonding or otherwise) any Lien not excepted above if the same shall at any time arise in respect of the Aircraft, the Airframe, any Engine or any Part during the Term.

SECTION 7.  REGISTRATION, OPERATION, POSSESSION, SUBLEASING AND RECORDS

     7.1 Registration and Operation

     7.1.1 Registration and Recordation

     Subject to the compliance by Lessor and Owner Participant with their respective obligations under Section 13 of the Participation Agreement, Lessee shall cause the Aircraft to be, and at all times during the Term to remain, duly registered with the FAA under the Act or with such other country of registry as shall be permitted under Section 7.1.2 below, in the name of Lessor as owner and lessor (except to the extent that such registration under the Act cannot be effected with the FAA because of Lessor's or Owner Participant's failure to comply with the citizenship requirements for registration of the Aircraft under the Act). Lessor shall execute and deliver all such documents as Lessee (or any Permitted Sublessee) may reasonably request for the purpose of effecting and continuing such registration. Unless Mortgagee has given Lessee notice that the Trust Indenture has been discharged, Lessee shall also cause the Trust Indenture to be duly recorded and at all times maintained of record as a first-priority perfected mortgage (subject to Permitted Liens) on the Aircraft, the Airframe and each of the Engines (except to the extent such perfection or priority cannot be maintained solely as a result of the failure by Lessor or Mortgagee to execute and deliver any necessary documents).

     7.1.2 Reregistration

     So long as no Lease Event of Default shall have occurred and be continuing, Lessee may, by written notice to Lessor, request to change the country of registration of the Aircraft. Any such change in registration shall be effected only in compliance with, and subject to all of the conditions set forth in,
Section 7.6.11 of the Participation Agreement.

     7.1.3 Markings

     If permitted by applicable Law, on or reasonably promptly after the Delivery Date, Lessee will cause to be affixed to, and maintained in, the cockpit of the Airframe and on each Engine, in each case, in a clearly visible location (it being understood that the location of such placards, as identified to the Owner Participant prior to the Delivery Date, shall be deemed to be in compliance with this requirement), a placard of a reasonable size and shape bearing the legend, in English, set forth in
Schedule 6. Such placards may be removed temporarily, if necessary, in the course of maintenance of the Airframe or Engines. If any such placard is destroyed or becomes illegible, Lessee shall promptly replace it with a placard complying with the requirements of this Section 7.1.3.

     7.1.4 Compliance With Laws

     Lessee shall not, and shall not allow any other person to, operate, use, maintain, service, repair or overhaul the Aircraft (a) in violation of any Law binding on or applicable to the Aircraft, the Airframe or any Engine, or (b) in violation of any airworthiness certificate, license or registration of any Government Entity relating to the Aircraft, the Airframe or any Engine, except
(1) immaterial or non-recurring violations with respect to which corrective measures are taken promptly by Lessee or a Permitted Sublessee, as the case may be, upon discovery thereof, and (2) to the extent Lessee or any Permitted Sublessee is contesting the validity or application of any such Law or requirement relating to any such certificate, license or registration in good faith in any reasonable manner which does not involve any material risk of the sale, forfeiture or loss of the Aircraft, the Airframe, any Engine or the interest of any Participant therein, any material risk of criminal liability or of material risk of civil penalty against Lessor, Mortgagee or any Participant or impair the lien of the Trust Indenture.

     7.1.5 Operation

     Lessee agrees not to operate, use or locate the Aircraft, the Airframe or any Engine, or allow the Aircraft, the Airframe or any Engine to be operated, used or located (a) in any area excluded from coverage by any insurance required by the terms of Section 11, except in the case of a requisition by or transfer to the U.S. Government where Lessee obtains an indemnity in lieu of such insurance from the U.S. Government, or insurance from the U.S. Government, covering such area, in accordance with Section 11.3 or (b) in any recognized area of hostilities unless fully covered in accordance with Annex D by war-risk insurance as required by the terms of Section 11 (including, without limitation, Section 11.3), unless in any case referred to in this Section 7.1.5 the Aircraft is only temporarily operated, used or located in such area as a result of an emergency, equipment malfunction, navigational error, hijacking, weather condition or other similar unforeseen circum-stances, so long as Lessee diligently and in good faith proceeds to remove the Aircraft from such area.

     7.2 Possession

     Lessee will not, without the prior written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided, however, subject to the provisions of Section 7.3, Lessee may, without such prior written consent:

     7.2.1 Interchange and Pooling

     Subject or permit any Permitted Sublessee to subject any Engine to normal interchange agreements or pooling agreements or arrangements, in each case customary in the commercial air cargo industry and entered into by Lessee or such Permitted Sublessee, as the case may be, in the ordinary course of business; provided, however, that if Lessor's title to any such Engine is divested under any such agreement or arrangement, then such Engine shall be deemed to have suffered an Event of Loss as of the date of such divestiture, with the effect that Lessee shall be required to replace such Engine with a Replacement Engine meeting the requirements of, and in accordance with, Section 10.

     7.2.2 Testing and Service

     Deliver or permit any Permitted Sublessee to deliver possession of the Aircraft, Airframe, any Engine or any Part (i) to the manufacturer thereof or to any third-party maintenance provider, for testing, service, repair, maintenance or overhaul work on the Aircraft, Airframe, any Engine or any Part, or, to the extent required or permitted by the terms of Annex C, for alterations or modifications in or additions to the Aircraft, Airframe or any Engine or (ii) to any Person for the purpose of transport to a Person referred to in the preceding clause (i).

     7.2.3 Transfer to U.S. Government

     Transfer or permit any Permitted Sublessee to transfer possession of the Aircraft, Airframe or any Engine to the U.S. Government, in which event Lessee shall promptly notify Lessor and Mortgagee in writing of any such transfer of possession and, in the case of any transfer pursuant to CRAF, in such notification shall identify by name, address and telephone numbers the Contracting Office Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given and to whom requests or claims must be made to the extent applicable under CRAF.

     7.2.4 Installation of Engines on Owned Aircraft

     Install or permit any Permitted Sublessee to install an Engine on an airframe owned by Lessee or such Permitted Sublessee, as the case may be, free and clear of all Liens, except (a) Permitted Liens and those that do not apply to the Engines and (b) the rights of third parties under normal interchange or pooling agreements and arrangements of the type that would be permitted under
Section 7.2.1.

     7.2.5 Installation of Engines on Other Airframes

     Install or permit any Permitted Sublessee to install an Engine on an airframe leased to Lessee or such Permitted Sublessee, or purchased by Lessee or such Permitted Sublessee subject to a mortgage, security agreement, conditional sale or other secured financing arrangement, but only if (a) such airframe is free and clear of all Liens, except (i) the rights of the parties to such lease, or any such secured financing arrangement, covering such airframe and (ii) Liens of the type permitted by clauses (a) and (b) of Section 7.2.4 and (b) Lessee or Permitted Sublessee, as the case may be, shall have received from the lessor, mortgagee, secured party or conditional seller, in respect of such airframe, a written agreement (which may be a copy of the lease, mortgage, security agreement, conditional sale or other agreement covering such airframe), whereby such Person agrees that it will not acquire or claim any right, title or interest in, or Lien on, such Engine by reason of such Engine being installed on such airframe at any time while such Engine is subject to this Lease or is owned by Lessor.

     7.2.6 Installations of Engines on Financed Aircraft

     Install or permit any Permitted Sublessee to install an Engine on an airframe owned by Lessee or such Permitted Sublessee, leased to Lessee or such Permitted Sublessee, or purchased by Lessee or such Permitted Sublessee subject to a conditional sale or other security agreement under circumstances where neither Section 7.2.4 or 7.2.5 is applicable; provided, however, that any such installation shall be deemed an Event of Loss with respect to such Engine, and Lessee shall comply with

Section 10.2 hereof in respect thereof. Until Section 10.2 has been fully complied with, Lessor's interest in any such Engine shall continue in full force and effect.

     7.2.7 Subleasing

     With respect to the Aircraft, Airframe or any Engine, so long as no Lease Event of Default shall have occurred and is continuing, enter into a sublease with any Permitted Air Carrier, but only if:

          (a) Lessee shall provide written notice to Lessor and Mortgagee (such notice in the event of a sublease to a U.S. Air Carrier to be given promptly after entering into any such sublease or, in the case of a sublease to any other Permitted Air Carrier, 10 days in advance of entering into such sublease);

          (b) At the time that Lessee enters into such sublease, such Permitted Air Carrier shall not be subject to any bankruptcy, insolvency, liquidation, reorganization, dissolution or similar proceeding, and shall not have substantially all of its property in the possession of any liquidator, trustee, receiver or similar person;

          (c) Any such sublease (i) shall not extend beyond the expiration of the Base Lease Term or any Renewal Lease Term then in effect unless Lessee shall have irrevocably committed to purchase the Aircraft, (ii) shall include provisions for the maintenance, operation, possession, inspection and insurance of the Aircraft that are the same in all material respects as the applicable provisions of this Lease and (iii) shall be expressly subject and subordinate to all the terms of this Agreement and to the rights, powers and remedies of Lessor hereunder, including, without limitation, Lessor's rights under Section 15 to repossess the Aircraft, Airframe and Engines and to terminate such sublease upon the occurrence of a Lease Event of Default;

          (d) In connection with a sublease to a Permitted Foreign Air Carrier or a Permitted Foreign Manufacturer, (1) the United States maintains diplomatic relations with the country of domicile of such Permitted Foreign Air Carrier or Permitted Foreign Manufacturer (or, in the case of Taiwan, diplomatic relations at least as good as those in effect on the Delivery
     Date) and (2) Lessee shall have furnished Lessor, Owner Participant and Mortgagee a favor-able opinion of counsel, reasonably satisfactory to Lessor and Owner Participant, in the country of domicile of such Permitted Foreign Air Carrier or Permitted Foreign Manufacturer, that (i) the terms of such sublease are the legal, valid and binding obligations of the parties thereto enforceable under the laws of such jurisdiction, (ii) it is not necessary for Owner Participant, Lessor or Mortgagee to register or qualify to do business in such jurisdiction, if not already so registered or qualified, as a result, in whole or in part, of the proposed sublease,
     (iii) Lessor's title to, and Mortgagee's Lien in respect of, the Aircraft, Airframe and Engines will be recognized in such jurisdiction, (iv) the Laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction, payable in a currency freely convertible into Dollars, for the loss of title to the Aircraft, Airframe or Engines in the event of the requisition by such government of such title (unless Lessee shall provide insurance in the amounts required with respect to hull insurance under Section 11 covering the requisition of title to the Aircraft, Airframe or Engines by the government of such jurisdiction so long as the Aircraft, Airframe or Engines are subject to such sublease) and
     (v) the agreement of such Permitted Foreign Air Carrier or Permitted Foreign Manufacturer that its rights under the sublease are subject and subordinate to all the terms of this Lease is enforceable against such Permitted Foreign Air Carrier or Permitted Foreign Manufacturer under applicable law;

          (e) Lessee shall furnish to Lessor, Mortgagee and Owner Participant evidence reasonably satisfactory to Lessor that the insurance required by
     Section 11 remains in effect;

          (f) All necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the title of Lessor, and the first priority security interest (subject to Permitted Liens) of Mortgagee, in the Aircraft, Airframe and Engines;

          (g) Lessee shall reimburse Lessor, Mortgagee and Owner Participant for all of their reasonable out-of-pocket fees and expenses, including, without limitation, reasonable fees and disbursements of counsel, incurred by Lessor, Mortgagee and Owner Participant in connection with any such sublease;

          (h) For all purposes of this Section 7.2.7, the term "sublease" shall be deemed to include interchange agreements with respect to the Aircraft or Airframe; and

          (i) No such sublease shall be made to a Permitted Foreign Air Carrier or a Permitted Foreign Manufacturer prior to the close of the Tax Attribute Period, unless Lessee prepays on a lump-sum basis any liability due under the Tax Indemnity Agreement as a result of such sublease based upon the assumption that such sublease were to continue for the remainder of the term of such sublease; provided, however, that such sublease shall not be restricted under this paragraph (i) if it would not have the effect of lengthening the "recovery period" (as defined in Section 168 of the Code) then applicable to the Aircraft.

     7.3 Certain Limitations on Subleasing or Other Relinquishment of Possession

     Notwithstanding anything to the contrary in Section 7.2:

          (a) The rights of any person that receives possession of the Aircraft in accordance with Section 7.2 shall be subject and subordinate to all the terms of this Lease, and to Lessor's rights, powers and remedies hereunder, including, without limitation (i) Lessor's right to repossess the Aircraft pursuant to Section 15, (ii) Lessor's right to terminate and avoid such sublease, delivery, transfer or relinquishment of possession upon the occurrence of a Lease Event of Default and (iii) the right to require such person to forthwith deliver the Aircraft, the Airframe and Engines subject to such transfer upon the occurrence of a Lease Event of Default;

          (b) Lessee shall remain primarily liable hereunder for the performance of all the terms of this Lease to the same extent as if such transfer had not occurred, and no transfer of possession of the Aircraft, the Airframe, any Engine or any Part shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or under any Operative Agreement;

          (c) Lessee shall ensure that no sublease, delivery, transfer or relinquishment permitted under Section 7.2 shall affect the United States registration of the Aircraft, unless also made in accordance with the provisions of Section 7.1.2;

          (d) Any event that constitutes or would, with the passage of time, constitute an Event of Loss under paragraph (c), (d), or (e) of the definition of such term (as set forth in Annex A) shall not be deemed to violate the provisions of Section 7.2; and

          (e) Any Wet Lease or ACMI Contract shall not constitute a delivery, transfer or relinquishment of possession for purposes of Section 7.2 and shall not be prohibited by the terms hereof, but shall be subject and subordinate to the terms of this Lease. Neither a Wet Lease nor an ACMI contract shall be deemed to be a "sublease", and the counterparty of a Wet Lease or an ACMI Contract shall not be deemed to be a sublessee for any purposes under this Lease. Any contract that is part of the United States Civil Reserve Air Fleet Program shall not be deemed to be a sublease for any purposes under this Lease.


SECTION 8. MAINTENANCE; REPLACEMENT AND POOLING OF PARTS; ALTERATIONS,
           MODIFICATIONS AND ADDITIONS; OTHER LESSEE COVENANTS

     8.1 Maintenance; Replacement and Pooling of Parts; Alterations, Modifications and Additions

     At all times during the Term, Lessee shall comply with, or cause to be complied with, each of the provisions of Annex C, which provisions are hereby incorporated by this reference as if set forth in full herein.

     8.2 Information, Certificates, Notices and Reports

     8.2.1 Financial Information

     Lessee will furnish to Lessor:

          (a) Within 90 days after the end of each of the first three fiscal quarters in each fiscal year of Lessee, a consolidated balance sheet of Lessee as of the end of such quarter and related statements of income and cash flows for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, prepared in accordance with GAAP; provided that so long as Lessee is subject to the reporting requirements of the Securities Exchange Act of 1934, a copy of Lessee's report on Form 10-Q for such fiscal quarter (excluding exhibits) will satisfy this paragraph (a).

          (b) Within 120 days after the end of each fiscal year of Lessee, a consolidated balance sheet of Lessee as of the end of such fiscal year and related statements of income and cash flows of Lessee for such fiscal year, in comparative form with the preceding fiscal year, prepared in accordance with GAAP, together with a report of Lessee's independent certified public accountants with respect to their audit of such financial statements; provided that so long as Lessee is subject to the reporting requirements of the Securities Exchange Act of 1934, a copy of Lessee's report on Form 10-K for such fiscal year (excluding exhibits) will satisfy this paragraph (b).

     8.2.2 Annual Certificate

     Within 120 days after the close of each fiscal year of Lessee, Lessee shall deliver to Lessor and Mortgagee an Officer's Certificate of Lessee to the effect that such officer is familiar with or has reviewed or caused to be reviewed the relevant terms of this Lease and the other Lessee Operative Agreements and that such officer does not have knowledge of the existence as of the date of such certificate of any Lease Event of Default.

     8.2.3 Information for Filings

     Lessee shall promptly furnish to Owner Participant or Lessor such information (other than with respect to the citizenship of Owner Participant and Lessor) within Lessee's or any Permitted Sublessee's possession, or reasonably available to or obtainable by Lessee or such Permitted Sublessee, as may be required to enable Lessor timely to file any reports required to be filed by it as lessor under the Lease or to enable Owner Participant to timely file any reports required to be filed by it, as the beneficiary of the Trust Estate, in either case, with any Government Entity because of, or in connection with, the interest of Owner Participant or Lessor in the Aircraft, Airframe or Engines, this Lease or any other part of the Trust Estate; provided, however, that with respect to any such information which Lessee or such Permitted Sublessee reasonably deems commercially sensitive or confidential, Owner Participant or Lessor, as the case may be, shall afford Lessee or such Permitted Sublessee a reasonable opportunity to seek from any such Government Entity a waiver of the obligation of Owner Participant or Lessor to file any such information, or shall consent to the filing of such information directly by Lessee or such Permitted Sublessee in lieu of filing by Owner Participant or Lessor, and if any such waiver or consent is evidenced to the reasonable satisfaction of Owner Participant or Lessor, as the case may be, then Lessee shall not be required to furnish such information to Owner Participant or Lessor.

     8.2.4 Other

     Lessee shall furnish annually any such opinions as may be required pursuant to Section 7.1.3(d) of the Participation Agreement.


SECTION 9.  VOLUNTARY TERMINATION UPON OBSOLESCENCE

     9.1 Right of Termination

     (a) Lessee shall have the right at its option to terminate this Lease during the Base Lease Term, effective only on a Termination Date occurring on or after the fifth anniversary of the Delivery Date, if:

          (i) Lessee makes a good faith determination that the Aircraft either has become economically obsolete or is surplus to Lessee's requirements and the Chief Financial Officer or Treasurer of Lessee so certifies in writing to Lessor; or

          (ii) the Aircraft is to be disposed of pursuant to a program of fleet renewal.

     Lessee shall give to Lessor written notice of Lessee's exercise of its option to terminate this Agreement not less than 90 days prior to the proposed Termination Date specified in such notice.

     (b) Lessor shall notify Lessee and Mortgagee of Lessor's intention to sell or retain the Aircraft, as provided in this Section 9, within 30 days of receipt by Lessor of the written notice from Lessee given pursuant to Section 9.1(a). Any failure by Lessor to give such notice of its election shall be deemed to be an election to sell the Aircraft, as provided in this Section 9.

     (c) Any termination pursuant to this Section 9 shall become effective on the date of the sale, if any, pursuant to Section 9.2 or upon the date of termination and payment by Les-see and Lessor in accordance with Section 9.3 if Lessor elects to retain the Aircraft.

     9.2 Election by Lessor to Sell

     9.2.1 Bids; Closing of Sale

     Unless Lessor has given Lessee notice of Lessor's election to retain the Aircraft, Lessee (or a person authorized by the Lessee, acting as agent for the Lessor, for a commercially reasonable commission) shall, until the date 10 Business Days prior to the proposed Termination Date, use commercially reasonable efforts to obtain bids for a cash purchase of the Aircraft and Lessor may, if it desires to do so, also seek to obtain such bids. In the event Lessee receives any bid, Lessee shall promptly, and in any event at least 10 Business Days prior to the proposed date of sale, certify to Lessor in writing the amount and terms of such bid, the proposed date of such sale and the name and address of the person (who shall not be Lessee or any Affiliate of Lessee or any person with whom Lessee or any such Affiliate has an arrangement for the future use of the Aircraft by Lessee or any such Affiliate) submitting such bid. In the event Lessor receives any bid on or prior to the date 10 Business Days prior to the proposed Termination Date, Lessor shall, at least 10 Business Days prior to the proposed date of sale, certify to Lessee in writing the amount and terms of such bid, the proposed date of such sale and the name and address of the person submitting such bid. Notwithstanding anything in this Section 9.2 to the contrary, Lessee shall have no liability to Lessor or any other party for failure to obtain a higher price for the Aircraft than the price actually obtained, if any, or for the manner in which Lessee solicited bids for the Aircraft, such manner of soliciting bids to be in the sole discretion of Lessee, including, without limitation, the decision whether or not to solicit bids publicly or in any particular market or venue. In addition, Lessee shall have no obligation to Lessor or any other party to accept any bid solicited pursuant to this Section 9.2.1 that Lessee, in good faith, believes is unlikely to result in the consummation of the sale of the Aircraft in accordance with the terms hereof.

     9.2.2 Closing of Sale

     (a) On the proposed Termination Date (i) Lessee shall deliver the Airframe and Engines or engines constituting part of the Aircraft to the bidder, if any, which shall have submitted the highest cash bid (net of any fees, commissions or expenses of any broker retained by the Lessee) on or before the date 10 Business Days prior to such Termination Date, in the same manner as if delivery were made to Lessor pursuant to Section 5 and Annex B and in full compliance with the terms thereof, and shall duly transfer to Lessor title to any such engines not owned by Lessor, all in accordance with the terms of Section 5 and Annex B, and
(ii) Lessor shall simultaneously therewith transfer the Airframe and Engines or engines to such bidder, in the manner described in Section 4.5, against cash paid by such bidder to Lessor in the amount of such highest bid (net of any fees, commissions or expenses of any broker retained by the Lessee) and in the manner and in funds of the type specified in Section 3.3.

     (b) The net proceeds of any sale described in Section 9.2.2(a) shall be paid to and retained by Lessor and, on such Termination Date, and as a condition precedent to such sale and the delivery of the Aircraft and Engines or engines to such bidder, Lessee shall pay to Lessor, in the manner and in funds of the type specified in Section 3.3:

          (i) all unpaid Basic Rent due at any time prior to such Termination Date and all Basic Rent due on such Termination Date to the extent payable in arrears with respect to the Payment Period then ended; plus

          (ii) an amount equal to the excess, if any, of the Termination Value for the Aircraft, computed as of such Termination Date, over the net proceeds of any sale described in Section 9.2.2(a); plus

          (iii) as provided in Section 3.2.2, interest on the amounts specified in the foregoing clause (i) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount in full.

     As a further condition precedent to such sale and delivery, Lessee shall pay all Supplemental Rent (other than Termination Value) due by Lessee to Lessor, Mortgagee or the Participants under this Lease, including, without limitation, (A) Supplemental Rent in respect of Make-Whole Amount, if any, pay-able pursuant to Section 2.10(b) of the Trust Indenture in connection with a prepayment of the Equipment Notes upon such sale, (B) all interest charges provided for hereunder or under any other Lessee Operative Agreement with respect to the late payment of any amounts so payable and (C) the reasonable out-of-pocket fees and expenses (including any sales, transfer or similar taxes) incurred by Lessor, Mortgagee and Owner Participant in connection with such termination and sale, other than any fees, commissions or expenses payable to any broker retained by the Lessor.

     (c) Upon and subject to any such sale and receipt of proceeds by Lessor, and full and final payment of all amounts described in Section 9.2.2(b), and compliance by Lessee with all the other provisions of this Section 9.2,

          (i) Lessor will transfer to Lessee, in accordance with Section 4.5, any Engines constituting part of the Aircraft but which were not then installed on the Airframe and sold therewith; and

          (ii) the obligation of Lessee to pay Basic Rent, on or after the Payment Date with reference to which Termination Value is computed, shall cease, and the Term for the Aircraft shall end effective as of the date of such sale.

     (d) A sale of the Aircraft pursuant to this Section 9.2.2 shall take place only on a Termination Date or any other date within 10 Business Days after a Termination Date as Lessor may consent to, which consent shall not be withheld unreasonably; provided that interest shall accrue on each such day of the aforementioned 10-day extension at the Debt Rate. Subject to Section 9.3, if no sale shall have occurred on or as of the proposed Termination Date (or such later date pursuant to the immediately preceding sentence), this Agreement shall continue in full force and effect, and all of Lessee's obligations shall continue, including, without limitation, its obligation to pay Rent, in each case, as if the notice under Section 9.1 shall not have been given and, subject to Section 9.2.3(b), Lessee may give another notice pursuant to Section 9.1.

     9.2.3 Withdrawal of Notice of Termination

     (a) Lessee may withdraw any notice given pursuant to Section 9.1 at any time on or before the date 10 Business Days prior to the proposed Termination Date, whereupon this Agreement shall continue in full force and effect and all of Les-see's obligations shall continue, including, without limitation, its obligation to pay Rent, in each case, as if the notice under Section 9.1 shall not have been given and Lessee may give another notice pursuant to Section 9.1; provided that Lessee shall not be entitled to give more than five notices pursuant to
Section 9.1.

     (b) Lessee shall pay all reasonable out-of-pocket fees and expenses of Lessor, Mortgagee and Owner Participant in connection with any notice of termination withdrawn by Lessee or in connection with any notice of termination pursuant to which a sale of the Aircraft fails to occur.

     9.3 Retention of Aircraft by Lessor

     (a) If Lessor shall elect to retain the Aircraft in accordance with Section 9.1, on the proposed Termination Date:

          (i) Lessor shall pay, or cause to be paid, in the manner and in funds of the type specified in Section 3.3, to the Mortgagee an amount sufficient to prepay all outstanding Equipment Notes pursuant to Section 2.10(b) of the Trust Indenture plus the Make-Whole Amount, if any;

          (ii) subject to receipt by Mortgagee of the funds described in paragraph (i) above, Lessee shall deliver the Airframe and Engines or engines constituting part of the Aircraft to Lessor pursuant to Section 5 and Annex B and in full compliance with the terms thereof, and shall duly transfer to Lessor title to any such engines not owned by Lessor, all in accordance with the terms of Section 5 and Annex B;

          (iii) Lessee shall pay to Lessor, in the manner and in funds of the type specified in Section 3.3:

               (1) all unpaid Basic Rent due at any time prior to such Termination Date (or any later date agreed by the parties pursuant to Section 9.2.2(d)) and all Basic Rent due on such Termination Date (or any later date agreed by the parties pursuant to Section 9.2.2(d))to the extent payable in arrears with respect to the Payment Period then ended; plus

               (2) as provided in Section 3.2.2, interest on the amounts specified in the foregoing clause (1) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount in full; and

          (iv) Lessee shall also pay all Supplemental Rent due and payable by Lessee to Lessor, Mortgagee or the other Participants under this Lease (other than any Supplemental Rent in respect of Make-Whole Amount, if any, payable pursuant to Section 2.10(b) of the Trust Indenture in connection with a prepayment of the Equipment Notes upon such sale), including without limitation all interest charges provided for hereunder or under any other Lessee Operative Agreement with respect to the late payment of any amounts, so payable, and the reasonable out-of-pocket fees and expenses incurred by Lessor, Mortgagee and Owner Participant in connection with such termination and sale.

     (b) Upon full and final payment to Lessor, Mortgagee and the Participants of the amounts described in Section 9.3(a), and compliance by Lessee with all the other applicable provisions of this Section 9.3,

          (i) Lessor will transfer to Lessee, in accordance with Section 4.5, any Engines constituting part of the Aircraft but which were not then installed on the Airframe and sold therewith; and

          (ii) The obligation of Lessee to pay Basic Rent otherwise due on or after the Termination Date shall cease, and the Term for the Aircraft shall end effective as of such Termination Date.


SECTION 10.  LOSS, DESTRUCTION, REQUISITION, ETC.

     10.1 Event of Loss With Respect to Aircraft

     10.1.1 Notice and Election

     (a) Upon the occurrence of an Event of Loss with respect to the Airframe, and any Engine or Engines installed thereon at the time of such Event of Loss, Lessee shall promptly (and in any event within 15 days after such occurrence) give Lessor and Mortgagee written notice of such Event of Loss. Within 60 days after such occurrence, Lessee shall give Lessor and Mortgagee written notice of Lessee's election to make payment in respect of such Event of Loss, as provided in Section 10.1.2, or to replace the Airframe, and any such Engines, as provided in Section 10.1.3.

     (b) Any failure by Lessee to give such notice of its election shall be deemed to be an election of the option set forth in Section 10.1.2.

     (c) For purposes of Section 10.1.2, an Event of Loss with respect to the Airframe shall be deemed to constitute an Event of Loss with respect to the Aircraft. For purposes of Section 10.1.3, any Engine not actually suffering an Event of Loss shall not be required to be replaced.

     (d) Notwithstanding the foregoing, if an Indenture Event of Default has occurred and is continuing or a Lease Event of Default under Section 14.1.5 has occurred and is continuing, Lessee shall be required to make payment in respect of such Event of Loss pursuant to Section 10.1.2.

     10.1.2 Payment of Loss and Termination of Lease

     (a) If Lessee elects, in accordance with Section 10.1.1, to make payment in respect of any such Event of Loss, then Lessee shall pay, in the manner and in funds of the type specified in Section 3.3, the following amounts:

          (i) on the earlier of (x) the first Business Day following the 180th day after the date of the occurrence of such Event of Loss, and (y) the Business Day specified by Lessee as the payment date in an irrevocable notice delivered by Lessee to the applicable Lessor and Mortgagee not less than 20 days prior to such payment date, Lessee shall pay to Lessor an amount equal to the Stipulated Loss Value of the Aircraft as of the Loss Payment Date plus:

               (1) any unpaid Basic Rent or Renewal Rent, as the case may be, payable in advance and due prior to the Loss Payment Date; plus

               (2) any unpaid Basic Rent or Renewal Rent, as the case may be, payable in arrears and due on or before such Loss Payment Date; plus

               (3) all other amounts of Supplemental Rent due on or before the Loss Payment Date (but excluding any Make-Whole Amount) and any reasonable out-of-pocket fees and expenses incurred in connection with such Event of Loss by Lessor, Owner Participant or Mortgagee; plus

          (ii) on or before the Loss Payment Date, Lessee shall also pay to Lessor, Mortgagee and each Participant all other amounts due and payable by Lessee to Lessor, Mortgagee and such Participant under this Lease, the Participation Agreement or any other Lessee Operative Agreement.

     (b) Upon payment in full of all amounts described in the foregoing paragraph (a),(i) the obligation of Lessee to pay Basic Rent or Renewal Rent hereunder with respect to the Aircraft shall terminate, (ii) the Term for the Aircraft shall end and (iii) Lessor will transfer the Aircraft to Lessee, as-is and where-is, and subject to any insurer's salvage rights, but otherwise in the manner described in Section 4.5.

     10.1.3 Replacement of Airframe and Engines

     (a) If Lessee elects, in accordance with Section 10.1.1, to replace the Airframe, and any Engines actually suffering the Event of Loss, then Lessee shall, as promptly as possible and in any event within 180 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, in compliance with Section 10.3 and as replacement for the Airframe, title to a Replacement Airframe (which shall comply with paragraph (b) below), and for each such Engine, title to a Replacement Engine, in each case free and clear of all Liens other than Permitted Liens. If Lessee makes such election, but for any reason fails or is unable to effect such replacement within such time period and in compliance with the requirements set forth in Section 10.3, then Lessee shall be deemed to have initially made the election set forth in Section 10.1.2 with the effect that Lessee shall immediately pay, in the manner and in funds of the type specified in Section 3.3, the amounts required under, and in accordance with, Section 10.1.2.

     (b) Any replacement airframe shall be an airframe that is the same model as the Airframe to be replaced thereby, or an improved model, and that has a value, utility and remaining useful life (without regard to hours or cycles remaining until the next regular maintenance check), at least equal to the Airframe to be replaced thereby (assuming that such Airframe had been maintained in accordance with this Lease) (a "Replacement Airframe"). Any such Replacement Engine shall meet the requirements of, and be conveyed by Lessee to Lessor in accordance with, Section 10.2 (other than the notice requirement set forth in Section 10.2.1).

     10.2 Event of Loss With Respect to an Engine

     10.2.1 Notice

     Upon the occurrence of an Event of Loss with respect to an Engine under circumstances in which an Event of Loss with respect to the Airframe has not occurred, Lessee shall promptly (and in any event within 15 days after such occurrence) give Lessor written notice of such Event of Loss.

     10.2.2 Replacement of Engine

     Lessee shall, promptly and in any event within 90 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, in compliance with Section 10.3 and as replacement for the Engine with respect to which any Event of Loss occurred, title to a Replacement Engine free and clear of all Liens other than Permitted Liens. Any replacement engine shall be an engine that is the same or improved make and model as the Engine to be replaced, and that is suitable for installation and use on the Airframe, and that has a value, utility and remaining useful life (without regard to hours and cycles remaining until overhaul) at least equal to the Engine to be replaced thereby (assuming that such Engine had been maintained in accordance with this Lease) (a "Replacement Engine").

     10.2.3 Engine Exchange

     Upon not less than five Business Days' prior written notice to Lessor, Lessee may replace any Engine leased hereunder with another engine (the "Exchanged Engine") meeting the requirements of Section 10.2.2. Such Exchanged Engine shall be deemed to be a "Replacement Engine" and Lessor and Lessee shall comply with the provisions of Section 10.3 with regard to the Exchanged Engine and the Engine so replaced.

     10.3 Conditions to any Replacement

     10.3.1 Documents

     Prior to or at the time of conveyance of title to any Replacement Airframe or Replacement Engine to Lessor, Lessee shall take each of the following actions:

          (a) furnish Lessor with a full warranty bill of sale duly conveying to Lessor such Replacement Airframe or Replacement Engine, in form and substance reasonably satis-factory to Lessor and cause such Replacement Airframe to be duly registered in the name of Lessor pursuant to the Act;

          (b) cause (i) a Lease Supplement subjecting such Replacement Airframe or Replacement Engine to this Lease, duly executed by Lessee, to be delivered to Lessor for execution and, upon such execution, to be filed for recordation with the FAA pursuant to the Act, (ii) a Trust Indenture Supplement, subjecting such Replacement Airframe or Replacement Engine to the Trust Indenture, to be delivered to Lessor for execution and, upon execution, to be filed for recordation with the FAA pursuant to the Act and
     (iii) such Financing Statements and other filings, as Lessor or Mortgagee may reasonably request, duly executed by Lessee and, to the extent applicable, Lessor and Mortgagee (and Lessor and Mortgagee shall execute and deliver the same), to be filed in such locations as any such party may reasonably request;

          (c) furnish such evidence of compliance with the insurance provisions of Section 11 with respect to such Replacement Airframe or Replacement Engine as Lessor may reasonably request;

          (d) furnish an opinion or opinions of Lessee's counsel (which may be Lessee's legal department) reasonably satisfactory to Lessor and addressed to Lessor and Mortgagee to the effect that (i) such full warranty bill of sale referred to in Section 10.3.1(a) constitutes an effective instrument for the conveyance of title to the Replacement Airframe or Replacement Engine and (ii) in the case of a Replacement Airframe, Lessor and Mortgagee, as assignee of Lessor, will be entitled to the benefits of
     Section 1110 with respect to the Replacement Airframe, provided that such opinion referred to in this clause (ii) need not be delivered to the extent that immediately prior to such replacement the benefits of Section 1110 were not, solely by reason of a change in law or court interpretation thereof, available to Lessor or Mortgagee, as assignee of Lessor;

          (e) furnish an opinion of Lessee's aviation law counsel reasonably satisfactory to Lessor and addressed to Lessor and Mortgagee as to the due registration of any such Replacement Airframe and the due filing for recordation of each Lease Supplement and Trust Indenture Supplement with respect to such Replacement Airframe or Replacement Engine under the Act;

          (f) with respect to any Replacement Airframe, furnish an opinion of tax counsel, selected by Owner Participant and reasonably satisfactory to Lessee, as to the federal income tax consequences (without any requirement as to the nature of such Federal income tax consequences) to Lessor and Owner Participant of any such replacement;

          (g) with respect to the replacement of the Airframe, and any Engine installed thereon at the time of the subject Event of Loss, if requested by Lessor and at Lessor's expense, furnish a certified report of a qualified independent aircraft appraiser, reasonably satisfactory to Lessor, certifying that such Replacement Airframe and any such Replacement Engine complies with the value, utility and remaining useful life requirements set forth in Section 10.1.3(b).

     Lessor and Lessee understand and agree that if at the time of any replacement of the Airframe or any Engine, as contemplated in this Section 10, the Airframe was registered in a jurisdiction other than the United States, then the requirements set forth above in this Section 10.3.1 relating to compliance with the requirements of the Act or the FAA, shall be deemed to refer to the comparable applicable Law of, and the Aviation Authority of, such other jurisdiction.

     10.3.2 Other Obligations

     (a) Lessor and Lessee agree that, upon any Replacement Airframe becoming the Airframe hereunder, and upon any Replacement Engine becoming an Engine hereunder, this Lease shall continue to be, and shall be treated as, a lease for U.S. federal income tax purposes of, among other things, such Replacement Airframe and such Replacement Engine. Without limiting the foregoing, Lessee and Lessor intend that Lessor shall, in all events, be entitled to the benefits of
Section 1110 with respect to any Replacement Airframe or Replacement Engine and Lessee and Lessor shall cooperate and take such action as the other may reasonably request so as to ensure that Lessor shall be entitled to such benefits; provided that Lessor shall not be entitled to such benefits to the extent that immediately prior to any Replacement Engine becoming an Engine hereunder, the benefits of Section 1110 were not, solely by reason of a change in law or court interpretation thereof, available to Lessor or Mortgagee, as assignee of Lessor.

     (b) No Event of Loss with respect to an Engine, or with respect to an Airframe, shall result in, or otherwise al-low or permit (other than as provided in Section 10.1.2(b)), any reduction, deferral, discharge or other change in the timing or amount of any Rent payable by Lessee hereunder, and (subject to such Section 10.1.2(b)) Lessee shall pay all such Rent and other amounts as though such Event of Loss had not occurred.

     10.4 Conveyance to Lessee

     Upon compliance by Lessee with the applicable terms of Sections 10.1.3,
10.2 and 10.3.1, Lessor will transfer to Lessee the Airframe or Engine, as the case may be, with respect to which such Event of Loss occurred, in accordance with Section 4.5.

     10.5 Application of Payments

     Any amounts, other than insurance proceeds in respect of damage or loss not constituting an Event of Loss (the application of which is provided for in Section 11), received at any time by Lessor, Lessee or any Permitted Sublessee from any Government Entity or any other Person in respect of any Event of Loss will be applied as follows:

     10.5.1 Replacement of Airframe and Engines

     If such amounts are received with respect to the Airframe, and any Engine installed thereon at the time of such Event of Loss, upon compliance by Lessee with the applicable terms of Section 10.1.3 with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, Lessee.

     10.5.2 Loss of Engine

     If such amounts are received with respect to an Engine (other than an Engine installed on the Airframe at the time such Airframe suffers an Event of
Loss), upon compliance by Lessee with the applicable terms of Section 10.2.2 with respect to the Event of Loss for which such amounts are received, such amounts shall be paid over to, or retained by, Lessee.

     10.5.3 Payment of Loss

     If such amounts are received, in whole or in part, with respect to the Airframe, and Lessee makes, has made or is deemed to have made the election set forth in Section 10.1.2, such amounts shall be applied as follows:

          (a) first, if the sum described in Section 10.1.2 has not then been paid in full by Lessee, such amounts shall be paid to Lessor (or to Mortgagee so long as Mortgagee has not given notice to Lessee that the Lien of the Trust Indenture has been duly discharged, except with respect to Excluded Payments) to the extent necessary to pay in full such sum;

          (b) second, the remainder, if any, shall be paid to Lessee.

     10.6 Requisition of Aircraft for Use

     If any Government Entity shall requisition for use the Airframe and the Engines or engines installed thereon, and if the same does not constitute an Event of Loss, Lessee shall promptly notify Lessor and Mortgagee of such requisition and all of Lessee's obligations under this Agreement shall continue to the same extent as if such requisition had not occurred; provided, however, that if the Airframe and Engines or engines installed thereon are not returned to Lessor by Lessee at the end of the Term or within 180 days thereafter, and Lessor, upon notice given not less than 30 days nor more than 120 days before the end of the Term, shall have elected to treat such event as constituting an Event of Loss with respect to the Aircraft, Lessee shall then be deemed to have made the election set forth in Section 10.1.2 with the effect that Lessee shall be obligated to pay the Stipulated Loss Value and all other amounts payable pursuant to Section 10.1.2 with respect to the Aircraft as if an Event of Loss had occurred as of the end of the Term. If Lessor shall not have elected to treat such event as an Event of Loss, Lessee shall be obligated to return the Airframe and Engines or engines to Lessor pursuant to, and in all other respects to comply with the provisions of, Section 5 promptly upon their return by such Government Entity, and Lessee shall pay to Lessor upon such return an amount equal to the average daily Basic Rent or Renewal Rent, as the case may be, payable by Lessee during the Term for each day after the end of the Term to but excluding the day of such return, up to a maximum of 30 days.

     10.7 Requisition of an Engine for Use

     If any Government Entity shall requisition for use any Engine but not the Airframe, Lessee will, if such requisition continues to the end of the Term, replace such Engine by complying with the applicable terms of Sections 10.2 and
10.3 to the same extent as if an Event of Loss had occurred with re-spect to such Engine, and any payments received by Lessor or Lessee from such Government Entity with respect to such requisition shall be paid or retained in accordance with Section 10.5.2.

     10.8 Application of Payments

     All payments received by Lessor or Lessee, or any Permitted Sublessee, from any Government Entity for the use of the Airframe and Engines or engines installed thereon during the Term shall be paid over to, or retained by, Lessee and all payments received by Lessor or Lessee from any Government Entity for the use of the Airframe and Engines or engines installed thereon after the Term shall be paid over to, or retained by, Lessor; provided that, if such requisition constitutes an Event of Loss, or Lessor has elected under Section
10.6 to treat such requisition as an Event of Loss, then all such payments shall be paid over to Lessor (or to Mortgagee so long as Mortgagee has not given notice to Lessee that the Lien of the Trust Indenture has been duly discharged), and held as provided in Section 10.5.

     10.9 Application of Payments During Existence of a Special Default

     Any amount described in this Section 10 that is payable or creditable to, or retainable by, Lessee shall not be paid or credited to, or retained by, Lessee if at the time such payment, credit or retention would otherwise occur a Special Default shall have occurred and be continuing, but shall instead be held by or paid over to Lessor (or to Mortgagee so long as Mortgagee has not given notice to Lessee that the Trust Indenture has been duly discharged) as security for the obligations of Lessee under this Lease and the other Lessee Operative Agreements and shall be invested pursuant to Section 4.4 hereof unless and until such amount is applied, at the option of Lessor, or upon the written request of Lessee to Lessor, from time to time during the continuance of a Special Default, to Lessee's obligations under this Lease as and when due, it being understood that any such application shall be made to such obligations of Lessee as Lessor may determine in its sole discretion. At such time as there shall not be continuing any Special Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with this Section 10.9.

SECTION 11.  INSURANCE

     11.1 Lessee's Obligation to Insure

     Lessee shall comply with, or cause to be complied with, each of the provisions of Annex D, which provisions are hereby incorporated by this reference as if set forth in full herein.

     11.2 Insurance for Own Account

     Nothing in Section 11 shall limit or prohibit (a) Lessee from maintaining the policies of insurance required under Annex D with higher limits than those specified in Annex D, or (b) Lessor, Mortgagee or Owner Participant from obtaining insurance for its own account (and any proceeds payable under such separate insurance shall be payable as provided in the policy relating thereto); provided, however, that no insurance may be obtained or maintained that would limit or otherwise adversely affect the coverage of any insurance required to be obtained or maintained by Lessee pursuant to this Section 11 and Annex D.

     11.3 Indemnification by Government in Lieu of Insurance

     Lessor agrees to accept, in lieu of insurance against any risk with respect to the Aircraft described in Annex D, indemnification from, or insurance provided by, the U.S. Government, or upon the written consent of Lessor, other Government Entity, against such risk in an amount that, when added to the amount of insurance (including permitted self-insurance), if any, against such risk that Lessee (or any Permitted Sublessee) may continue to maintain, in accordance with this Section 11, during the period of such requisition or transfer, shall be at least equal to the amount of insurance against such risk otherwise required by this Section 11.

     11.4 Application of Insurance Proceeds

     As between Lessor and Lessee, all insurance proceeds received as a result of the occurrence of an Event of Loss with respect to the Aircraft or any Engine under policies required to be maintained by Lessee pursuant to this Section 11 will be applied in accordance with Section 10.5. All proceeds of insurance required to be maintained by Lessee, in accordance with Section 11 and Section B of Annex D, in respect of any property damage or loss not constituting an Event of Loss with respect to the Aircraft, Airframe or any Engine will be applied in payment (or to reimburse Lessee) for repairs or for replacement property, and any balance remaining after such repairs or replacement with respect to such damage or loss shall be paid over to, or retained by, Lessee.

     11.5 Application of Payments During Existence of a Special Default

     If a Special Default shall have occurred and be continuing at any time that an amount described in this Section 11 is payable or creditable to, or retainable by, Lessee, Lessee shall cause such amount to be paid over to Lessor (or to Mortgagee so long as Mortgagee has not given notice to Lessee that the Lien of the Trust Indenture has been duly discharged) as security for the obligations of Lessee under this Lease and shall be invested pursuant to Section
4.4 hereof unless and until such amount is applied, at the option of Lessor, or upon the written request of Lessee to Lessor, from time to time during the continuance of a Special Default, to Lessee's obligations under this Lease and the other Lessee Operative Agreements as and when due, it being understood that any such application shall be made to such obligations of Lessee as Lessor may determine in its sole discretion. At such time as there shall not be continuing any Special Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with this Section 11.5.


SECTION 12. INSPECTION

     (a) At all reasonable times Lessor, Mortgagee or the Owner Participant, and their respective authorized representatives (the "Inspecting Parties") may (not more than once every 12 months unless a Lease Event of Default has occurred and is continuing in which case such inspection right shall not be so limited) inspect the Aircraft, the Airframe and the Engines (including, without limitation, the Aircraft Documents) and any such Inspecting Party may make copies of such Aircraft Documents not reasonably deemed confidential by Lessee or such Permitted Sublessee.

     (b) Any inspection of the Aircraft hereunder shall be limited to a visual, walk-around inspection and shall not include the opening of any panels, bays or other components of the Aircraft (although those otherwise open may be inspected), and no such inspection shall interfere with Lessee's or any

Permitted Sublessee's maintenance and operation of the Aircraft, the Airframe and the Engines.

     (c) With respect to such rights of inspection, Lessor, Owner Participant and Mortgagee shall not have any duty or liability to make, or any duty or liability by reason of not making, any such visit, inspection or survey.

     (d) Each Inspecting Party shall bear its own expenses in connection with any such inspection (including the cost of any copies made in accordance with Section 12(a)).


SECTION 13.  ASSIGNMENT; MERGER; SUCCESSOR OWNER TRUSTEE

     13.1 In General

     This Lease and the other Lessee Operative Agreements shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns. Except as otherwise expressly permitted by the terms of the Lease or any other Lessee Operative Agreement, Lessee will not, without the prior written consent of Lessor and Mortgagee, assign any of its rights under this Lease, such consent not to be unreasonably withheld. Except as otherwise provided herein (including, without limitation, under the provisions of Section 15 hereof), Lessor and Mortgagee may not assign or convey any of their right, title and interest in and to this Lease or the Aircraft without the prior written consent of Lessee, such consent not to be unreasonably withheld.

     13.2 Merger of Lessee

     13.2.1 In General

     Lessee shall not consolidate with or merge into any other Person under circumstances in which Lessee is not the surviving corporation, or convey, transfer or lease in one or more transactions all or substantially all of its assets to any other Person, unless:

     (a) such Person is organized, existing and in good standing under the Laws of the United States, any State of the United States or the District Columbia and, upon consummation of such transaction, such Person will be a U.S. Air Carrier;

     (b) such Person executes and delivers to Lessor and Mortgagee a duly authorized, legal, valid, binding and enforce-able agreement, reasonably satisfactory in form and substance to Lessor, containing an effective assumption by such Person of the due and punctual performance and observance of each covenant, agreement and condition in the Lessee Operative Agreements to be performed or observed by Lessee;

     (c) such Person makes such filings and recordings with the FAA pursuant to the Act as shall be necessary to evidence such consolidation or merger; and

     (d) immediately after giving effect to such consolidation or merger no Lease Event of Default shall have occurred and be continuing.

     13.2.2 Effect of Merger

     Upon any such consolidation or merger of Lessee with or into, or the conveyance, transfer or lease by Lessee of all or substantially all of its assets to, any Person in accordance with this Section 13.2, such Person will succeed to, and be substituted for, and may exercise every right and power of, Lessee under the Lessee Operative Agreements with the same effect as if such person had been named as "Lessee" therein. No such consolidation or merger, or conveyance, transfer or lease, shall have the effect of releasing Lessee or such Person from any of the obligations, liabilities, covenants or undertakings of Lessee under the Lease.

     13.3 Assignment Security for Lessor's Obligations

     In order to secure the indebtedness evidenced by the Equipment Notes, Lessor has agreed in the Trust Indenture, among other things, to assign to Mortgagee this Lease and to mortgage the Aircraft, the Airframe and the Engines in favor of Mortgagee, subject to the reservations and conditions therein set forth. Lessee hereby accepts and consents to the assignment of all Lessor's right, title and interest in and to this Lease pursuant to the terms of the Trust Indenture. In accordance with Section 3.3(c), Lessee agrees to pay directly to Mortgagee (or, after receipt by Lessee of notice from Mortgagee of the discharge of the Lien of the Trust Indenture, to Lessor), all amounts of Rent (other than Excluded Payments) due or to become due hereunder and assigned to Mortgagee and Lessee agrees that Mortgagee's right to such payments hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, the circumstances set forth in
Section 16 hereof. Notwithstanding the foregoing assignment of this Lease, the obligations of Lessee to Lessor to perform the terms and conditions of this Lease shall remain in full force and effect.

     13.4 Successor Owner Trustee

     Lessee agrees that in the case of the appointment of any successor Owner Trustee pursuant to the terms of the Participation Agreement and the Trust Agreement, such successor Owner Trustee shall, upon written notice by such successor Owner Trustee to Lessee, succeed to all the rights, powers and title of Lessor hereunder and shall be deemed to be Lessor and the owner of the Aircraft and the other assets of the Trust Estate for all purposes hereof without the necessity of any consent or approval by Lessee and without in any way altering the terms of this Lease or Lessee's obligations hereunder. An appointment and designation of a successor Owner Trustee shall not exhaust the right to appoint and designate further successor or additional Owner Trustees pursuant to the Participation Agreement and the Trust Agreement, and such right may be exercised repeatedly as long as this Lease shall be in effect.


SECTION 14.  LEASE EVENTS OF DEFAULT

     The occurrence of any one or more of the following circumstances, conditions, acts or events, for any reason whatsoever and whether any such circumstance, condition, act or event shall be voluntary or involuntary or come about or be effected by operation of Law or pursuant to or in compliance with any judgment, decree, order, rule or regulation of any Government Entity, shall constitute a Lease Event of Default so long as it shall not have been remedied:

     14.1 Payments

     Lessee shall fail to pay any amount of Basic Rent, Renewal Rent, Stipulated Loss Value or Termination Value when due and such failure shall continue for a period in excess of 10 Business Days after the same shall have become due; Lessee shall fail to pay any Supplemental Rent (other than Stipulated Loss Value or Termination Value or Excluded Payments) when due and such failure shall continue for a period in excess of 10 Business Days from and after the date of any written notice to Lessee from Lessor or the Mortgagee of the failure to make such payment when due; or Lessee shall fail to pay any Excluded Payment when due and such failure shall continue for a period in excess of 10 Business Days from and after the date of any writ-ten notice to Lessee and Mortgagee from the Owner Paticipant that such failure constitutes a Lease Event of Default.

     14.2 Insurance

     Lessee shall fail to carry and maintain, or cause to be carried and maintained, insurance on and in respect of the Aircraft, Airframe and Engines in accordance with the provisions of Section 11.

     14.3 Other Covenants

     Lessee shall fail to observe or perform (or caused to be observed and performed) in any material respect any other covenant, agreement or obligation set forth herein or in any other Lessee Operative Agreement (other than the covenants, agreements and obligations set forth in the Tax Indemnity Agreement), and such failure shall continue unremedied for a period of 30 days from and after the date of written notice thereof to Lessee from Lessor or Mortgagee, unless such failure is capable of being corrected and Lessee shall be diligently proceeding to correct such failure, in which case there shall be no Lease Event of Default unless and until such failure shall continue unremedied for a period of 180 days after receipt of such notice.

     14.4 Representations and Warranties

     Any representation or warranty made by Lessee herein, in the Participation Agreement or in any other Lessee Operative Agreement (other than the representations and warranties of Lessee in the Tax Indemnity Agreement) (a) shall prove to have been untrue or inaccurate in any material respect as of the date made, (b) such untrue or inaccurate representation or warranty is material at the time in question, and (c) the same shall remain uncured (to the extent of the adverse impact of such incorrectness on the interest of the Participants or Lessor) for a period in excess of 30 days from and after the date of written notice thereof from Lessor or Mortgagee to Lessee.

     14.5 Bankruptcy and Insolvency

     (a) Lessee shall consent to the appointment of or the taking of possession by a receiver, trustee or liquidator of itself or of substantially all of its property, or Lessee shall admit in writing its inability to pay its debts generally as they come due, or does not pay its debts generally as they become due or shall make a general assignment for the benefit of creditors, or Lessee shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief in a case under any bankruptcy Laws or other insolvency Laws (as in effect at such time), or Lessee shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar Law providing for the reorganization or winding-up of corporations (as in effect at such time) or Lessee's board of directors shall adopt a resolution authorizing any of the foregoing; or

     (b) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee or of substantially all of its property, or substantially all of the property of Lessee shall be sequestered, and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed and unvacated for a period of 90 days after the date of entry thereof; or

     (c) a petition against Lessee in a case under any bankruptcy Laws or other insolvency Laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any Law providing for reorganization or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction assumes jurisdiction, custody or control of Lessee or of substantially all of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed and unterminated for a period of 90 days.


SECTION 15. REMEDIES AND WAIVERS

     15.1 Remedies

     If any Lease Event of Default shall occur and be continuing, Lessor may, at its option and at any time and from time to time, exercise any one or more of the following remedies as Lessor in its sole discretion shall elect:

     15.1.1 Return and Repossession

     Lessor may cause Lessee, upon giving written notice to Lessee, to return promptly, and Lessee shall return promptly, the Airframe and Engines as Lessor may so demand, to Lessor or its order in the manner and condition required by, and otherwise in accordance with, all the provisions of Sec-tion 5 as if the Airframe or Engines were being returned at the end of the Base Lease Term or any Renewal Lease Term or Lessor, at its option, may enter upon the premises where the Airframe or any Engine, or any Part thereof, are located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability accruing to Lessor for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise.

     15.1.2 Sale and Use

     Lessor may sell the Airframe and/or any Engine at public or private sale, at such times and places, and to such Persons (including Lessor, Mortgagee or any Participant), as Lessor may determine; or Lessor may otherwise dispose of, hold, use, operate, lease to others or keep idle the Airframe and/or any Engine, as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto, except as hereinafter set forth in this Section 15, and except to the extent that such proceeds would constitute, under applicable Law, a mitigation of Lessor's damages suffered or incurred as a result of the subject Lease Event of Default. Lessor shall give Lessee at least 15 days prior written notice of the date fixed for any public sale of the Airframe and/or any Engine or of the date on or after which will occur the execution of any contract providing for any private sale.

     15.1.3 Certain Liquidated Damages

     Whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under Section 15.1.1 or 15.1.2 with respect to the Airframe and/or any Engine, or any Part thereof, Lessor, by written notice to Lessee specifying a payment date (which shall be the Stipulated Loss Value Date next occurring not less than 10 days after the date of such notice), may demand Lessee to pay to Lessor, and Lessee shall pay to Lessor, on the payment date so specified and in the manner and in funds of the type specified in Section 3.3, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent or Renewal Rent, as the case may be, for the Aircraft in respect of all periods commencing on or after the date specified for payment in such notice), the following amounts:

          (a) all unpaid Basic Rent or Renewal Rent, as the case may be, due at any time prior to the Stipulated Loss Value Date specified in such notice; plus

          (b) whichever of the following amounts Lessor, in its sole discretion shall specify in such notice:

               (i) an amount equal to the excess, if any, of the present value, computed as of the Stipulated Loss Value Date specified in such notice, discounted to such date at a rate per annum equal to the Debt Rate, compounded semiannually, of all unpaid Basic Rent during the then remaining portion of the Base Lease Term or, if a Renewal Lease Term has commenced, of all unpaid Renewal Rent during the remaining portion of such Renewal Lease Term, over the Fair Market Rental Value of the Aircraft for the remainder of the Term, after discounting such Fair Market Rental Value to its then present value (at a rate per annum equal to the Debt Rate, compounded semiannually) as of the Stipulated Loss Value Date specified in such notice, or

               (ii) an amount equal to the excess, if any, of the Stipulated Loss Value for the Aircraft, computed as of the Stipulated Loss Value Date specified in such notice, over the Fair Market Sales Value of the Aircraft, as of the Stipulated Loss Value Date specified in such notice; plus

          (c) interest on the amounts specified in the foregoing clause (a) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount; plus

          (d) interest on the amount specified in the foregoing clause (b)(i) or
     (b)(ii), according to Lessor's election, at the Payment Due Rate from and including the Stipulated Loss Value Date specified in such notice to the date of payment of such amount.

     15.1.4 Liquidated Damages Upon Sale

     If Lessor, pursuant to Section 15.1.2 or applicable Law, shall have sold the Airframe and/or any Engine, Lessor, in lieu of exercising its rights under
Section 15.1.3 with respect to the Aircraft, Airframe or any Engine, as the case may be, may, if Lessor shall so elect, upon giving written notice to Lessee, demand Lessee to pay Lessor, and Lessee shall pay to Lessor, on the date of such sale and in the manner and in funds of the type specified in Section 3.3, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the Basic Rent or Renewal Rent, as the case may be, for the Aircraft in respect of all periods commencing on or after the date of such sale), the following amounts:

          (a) all unpaid Basic Rent or Renewal Rent, as the case may be, due at any time prior to the Stipulated Loss Value Date on or immediately preceding the date of such sale; plus

          (b) an amount equal to the excess, if any, of (i) the Stipulated Loss Value of the Aircraft, computed as of the Stipulated Loss Value Date used in the foregoing clause (a) for the computation of unpaid Rent, over (ii) the proceeds of such sale; plus

          (c) all reasonable brokerage and other out-of-pocket fees and expenses incurred by Lessor and, Mortgagee in connection with such sale; plus

          (d) if the date of such sale is not a Stipulated Loss Value Date, an amount equal to interest on the outstanding principal amount of the Equipment Notes at the rate per annum borne thereby from and including the Stipulated Loss Value Date used in the foregoing clause (a) for the computation of unpaid Rent to the date of such sale; plus

          (e) interest on the amounts specified in the foregoing clause (a) at the Payment Due Rate from and including the date on which any such amount was due to the date of payment of such amount; plus

          (f) interest on the sum of the amounts specified in the foregoing clause (b) at the Payment Due Rate from and including the date of such sale to the date of payment of such amounts.

     15.1.5 Rescission

     Lessor may (i) at its option, rescind or terminate this Lease as to the Aircraft, Airframe or any Engine, or any Part thereof, or (ii) exercise any other right or remedy that may be available to it under applicable Law or proceed by appropriate court action to enforce the terms hereof.

     15.1.6 Other Remedies

     (a) In addition to the foregoing remedies (but without duplication of amounts otherwise paid under this Section 15), Lessee shall be liable for any and all unpaid Rent due hereunder before, during or after (except as otherwise provided herein) the exercise of any of the foregoing remedies and for all reasonable attorneys' fees and other costs and expenses of Lessor, Mortgagee the Owner Participant and the Note Holders, including, without limitation, interest on overdue Rent at the rate as herein provided, incurred by reason of the occurrence of any Lease Event of Default or the exercise of Lessor's remedies with respect thereto, including all reasonable costs and expenses incurred in connection with the return of the Airframe or any Engine, in accordance with the terms of Section 5 or in placing the Airframe or any Engine, in the condition and airworthiness required by Section 5.

     (b) The prevailing party in any dispute between Lessee and Lessor under this Lease shall be entitled to reimbursement from the other party for all reasonable attorneys' fees and other costs and expenses of such prevailing party, incurred by reason of such dispute.

     15.2 Limitations Under CRAF

     Notwithstanding the provisions of Section 15.1, during any period that the Aircraft, Airframe or any Engine is subject to CRAF in accordance with the provisions of Section 7.2.3 and in the possession of the U.S. Government, Lessor shall not, as a result of any Lease Event of Default, exercise its remedies hereunder in such manner as to limit Lessee's control under this Lease (or any Permitted Sublessee's control under any Permitted Sublease) of the Aircraft, Airframe or such Engine, unless at least 30 days' (or such other period as may then be applicable under CRAF) written notice of default hereunder shall have been given by Lessor or Mortgagee by registered or certified mail to Lessee (and any Permitted Sublessee) with a copy to the Contracting Officer Representative or Representatives for the Military Airlift Command of the United States Air Force to whom notices must be given under the contract governing Lessee's (or any Permitted Sublessee's) participation in CRAF with respect to the Aircraft, Airframe or any Engine.

     15.3 Right to Perform for Lessee

     If Lessee (i) fails to make any payment of Rent required to be made by it hereunder or (ii) fails to perform or comply with any of its agreements contained herein and such failure continues for a period of 30 days after written notice thereof is given by Lessor or Mortgagee to Lessee, Lessor or Mortgagee may (but shall not be obligated to) make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the expenses of Lessor or Mortgagee incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Payment Due Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand by Lessor or Mortgagee, whichever is entitled thereto. No such payment, performance or compliance shall be deemed to cure any Lease Default or Lease Event of Default or otherwise relieve Lessee of its obligations with respect thereto.

     15.4 Determination of Fair Market Rental Value and Fair Market Sales Value

     For the purpose of this Section 15 only, the "Fair Market Rental Value" or the "Fair Market Sales Value" of the Aircraft, the Airframe or any Engine, shall be determined on an "as is, where is" basis and shall take into account customary brokerage and other out-of-pocket fees and expenses which typically would be incurred in connection with a re-lease or sale of the Aircraft, the Airframe or any Engine. Any such determination shall be made by an Appraiser selected by Lessor and the costs and expenses associated therewith shall be borne by Lessee, unless Lessor does not obtain possession of the Aircraft, the Airframe and the Engines pursuant to this Section 15, in which case an Appraiser shall not be appointed and Fair Market Rental Value and Fair Market Sales Value for purposes of this Section 15 shall be zero.

     15.5 Remedies Cumulative

     Nothing contained in this Lease shall be construed to limit in any way any right, power, remedy or privilege of Lessor hereunder or under any other Operative Agreement or now or hereafter existing at law or in equity. Each and every right, power, remedy and privilege hereby given to, or retained by, Lessor in this Lease shall be in addition to and not in limitation of every other right, power, remedy and privilege given under the Operative Agreements or now or hereafter existing at law or in equity. Each and every right, power, remedy and privilege of Lessor under this Lease and any other Operative Agreement may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by Lessor. All such rights, powers, remedies and privileges shall be cumulative and not mutually exclusive, and the exercise of one shall not be deemed a waiver of the right to exercise any other. Lessee hereby waives to the extent permitted by applicable Law any right which it may have to require Lessor to choose or elect remedies.


SECTION 16. LESSEE'S OBLIGATIONS; NO SETOFF, COUNTERCLAIM, ETC.

     (a) Lessee's obligation to pay Rent hereunder shall be absolute and unconditional, and shall not be affected by any event or circumstance, including, without limitation: (i) any setoff, counterclaim, recoupment, defense or other right that Lessee may have against Lessor, Mortgagee, any Participant, any Note Holder, or any other Person for any reason whatsoever; (ii) any defect in the title, airworthiness, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, Airframe or any Engine, or any interruption or cessation in the use or possession thereof by Lessee for any reason whatsoever; (iii) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee or any other Person; or (iv) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

     (b) If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees to pay an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Agreement not been terminated in whole or in part. Lessee hereby waives, to the extent permitted by applicable law, any and all rights that it may now have or that at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Agreement, except in accordance with the express terms hereof.

     (c) Nothing set forth in this Section 16 shall be construed to prohibit Lessee from separately pursuing any claim that it may have from time to time against Lessor or any other Person with respect to any matter (other than the absolute and unconditional nature of Lessee's obligations hereunder to pay Basic Rent, Renewal Rent, the Stipulated Loss Value with respect to any Aircraft, and the Termination Value with respect to any Aircraft and other than the matters specified in paragraphs (a) and (b) above).

SECTION 17.  RENEWAL AND PURCHASE OPTIONS

     17.1 Preliminary Notices

     (a) At least (i) 120 days prior to the Scheduled Expiration Date or a Renewal Term Expiration Date, as applicable, or (ii) if a Renewal Lease Term of six months or less is then in effect, 60 days prior to the Renewal Term Expiration Date, Lessee may provide notice to Lessor that Lessee may exercise the option to extend the leasing of the Aircraft for a Renewal Lease Term pursuant to Section 17.2 or the option to purchase the Aircraft on the Scheduled Expiration Date or Renewal Term Expiration Date of such Renewal Lease Term, as the case may be, pursuant to Section 17.3 (a "Preliminary Notice").

     (b) If any such Preliminary Notice is given by Lessee, then Lessee may provide a further notice specifying which option it intends to elect, with respect to the relevant period, pursuant to Section 17.2.1 or 17.3.1, as the case may be. If Lesser fails to provide such further notice, such Preliminary Notice shall be deemed revoked.

     17.2 Renewal Options

     17.2.1 Renewal Notice

     (a) If Lessee has given a Preliminary Notice, as specified in Section 17.1, and subject to the terms and conditions of this Section 17.2, Lessee may exercise its option to extend the leasing of the Aircraft hereunder until the applicable Renewal Term Expiration Date, on the same terms, provisions and conditions (except as contemplated by this Section 17) set forth herein and in the other Lessee Operative Agreements with respect to the Base Lease Term, by delivery of a notice (a "Renewal Notice") to Lessor not less than (i) 75 days prior to the Scheduled Expiration Date or a Renewal Term Expiration Date, as applicable, or (ii) if a Renewal Lease Term of six months or less is then in effect, 20 days prior to the Renewal Term Expiration Date.

     (b) Notwithstanding anything to the contrary in this Agreement or any other Operative Agreement:

          (i) No Renewal Notice shall be binding on Lessor or oblige Lessor to extend the leasing of the Aircraft hereunder for a Renewal Lease Term if any Lease Event of Default shall have occurred and be continuing on and as of the date that such Renewal Lease Term would otherwise commence.

          (ii) Any Renewal Notice shall be revocable by Lessee until 10 Business Days after the Renewal Rent is determined in accordance with Section 17.2.2 and unless revoked by written notice by Lessee to Lessor shall thereafter become irrevocable and shall constitute an unconditional obligation of Lessee to extend the leasing of the Aircraft hereunder for the Renewal Lease Term to which such Renewal Notice relates.

          (iii) Lessee shall not be entitled to give any Renewal Notice if it has (x) not delivered a Preliminary Notice or (y) delivered a Purchase Notice to Lessor.

     17.2.2 Renewal Rent

     (a) During the Renewal Lease Term, Lessee shall pay to Lessor on each Payment Date, in the manner and in the funds of the type specified in Section 3.3, Renewal Rent in arrears.

     (b) The Renewal Rent payable by Lessee on each Payment Date during the First Renewal Lease Term shall be the lower of (i) an amount equal to one-half of the average of the semiannual Basic Rent amounts payable during the Base Lease Term and (ii) the Fair Market Rental Value of the Aircraft for such Renewal Lease Term. The Renewal Rent payable by Lessee on each Payment Date during any Subsequent Renewal Lease Term shall be the Fair Market Rental Value of the Aircraft for such Subsequent Renewal Lease Term. Any such Fair Market Rental Value shall be determined not more than 35 days after delivery of a Preliminary Notice by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an appraisal in accordance with Section 17.4.

     17.2.3 Stipulated Loss and Termination Values

     (a) For any Renewal Lease Term, Stipulated Loss Value Dates and Termination Value Dates shall be extended throughout such Renewal Lease Term on the same day of each month as during the Base Lease Term, and a new EBO Date shall be established.

     (b) Stipulated Loss Value and Termination Value amounts and the EBO Price that are payable during any Renewal Lease Term shall be determined at the same time that the Renewal Rent for such Renewal Lease Term is determined under Sec-tion 17.2.2. Stipulated Loss Values and Termination Values for any such
Renewal Lease Term shall, commencing on the first day of such Renewal Lease Term, be equal to the Fair Market Sales Value of the Aircraft, computed as of the first day of such Renewal Lease Term, and shall decline ratably on a monthly basis to the Fair Market Sales Value of the Aircraft as of the last day of such Renewal Lease Term.

     (c) Any Fair Market Sales Value of the Aircraft, for purposes of calculating Stipulated Loss Value and Termination Value amounts applicable during any such Renewal Lease Term, shall be determined 35 days after delivery of a Preliminary Notice by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an appraisal in accordance with Section 17.4.

     17.3 Purchase Option

     17.3.1 Purchase Notice

     (a) Subject to the terms and conditions of this Section 17.3, Lessee or its designee may elect to purchase the Aircraft, (A) on any Purchase Date, at a purchase price equal to the Fair Market Sales Value of the Aircraft, (B) on the EBO Date at a purchase price equal to the EBO Price or (C) at any time following the occurrence of a Materially Adverse Tax Event at a purchase price equal to the Fair Market Sales Value of the Aircraft (or, if greater, the Termination Value) determined as of the date of purchase. (b) Lessee may exercise its option to purchase the Aircraft pursuant to clause (A), clause (B) or clause (C) of
Section 17.3.1(a), by delivery of a notice (a "Purchase Notice") to Lessor not less than (i) in the case of clause (A), 75 days prior to the Purchase Date specified in such Purchase Notice, or (ii) in the case of Clause (A) if a Renewal Lease Term of six months or less is then in effect, 20 days prior to the Purchase Date specified in such Purchase Notice, or (iii) in the case of clause
(B), not less than 30 days prior to the EBO Date, or (iv) in the case of clause
(C) at any time following a Materially Adverse Tax Event.

     (c) Notwithstanding anything to the contrary in this Agreement or any other Operative Agreement:

          (i) Any Purchase Notice (whether delivered or deemed to have been delivered) shall be revocable until 10 Business Days after the determination of the Fair Market Sales

     Value in accordance with Section 17.3.2 or until 16 days prior to the EBO Date, and unless revoked by written notice by Lessee to Lessor shall thereafter become irrevocable and shall constitute an unconditional obligation of Lessee to purchase the Aircraft under this Section 17.3.

          (ii) Lessee shall not be entitled to give any Purchase Notice in respect of any Purchase Date if it has delivered a Renewal Notice for a Renewal Lease Term that would commence immediately following such Purchase Date.

     (d) If any purchase option is exercised, upon payment of the applicable purchase price any Rent otherwise due and payable on the date of purchase or thereafter with respect to such Aircraft shall not be due and payable.

     (e) At the election of the Lessee, any purchase option described in this
Section 17.3 may be exercised by a designee of the Lessee.

     17.3.2 Determination of Fair Market Sales Value

     The Fair Market Sales Value of the Aircraft shall be determined not more than 35 days after delivery of a Preliminary Notice by mutual agreement of Lessor and Lessee or, if they shall be unable to agree, by an appraisal in accordance with Section 17.4.

     17.3.3 Title

     Upon full and final payment by Lessee of (a) the applicable purchase price of the Aircraft, (b) all unpaid Rent due and payable through and including the Purchase Date, EBO Date or the date of Purchase under clause (C) of Section 17.3.1(a), as the case may be, and (c) all other amounts due and payable by Lessee under this Agreement, Lessor will transfer to Lessee title to the Aircraft in accordance with Section 4.5.

     17.4 Appraisals

     Whenever Fair Market Rental Value or Fair Market Sales Value of the Aircraft is required to be determined by an appraisal under the foregoing provisions of this Section 17, Lessee and Lessor shall, within seven days after the expiration of the 35-day period referred to in Sections 17.2.2(b), 17.2.3(c) and 17.3.2, appoint a mutually satisfactory Appraiser to complete such appraisal within seven days of the appointment and the determination of such Appraiser shall be final and binding on Lessor and Lessee. If Lessee and Lessor fail to agree within such 7-day period upon a satisfactory Appraiser then each shall within one day thereafter appoint a separate Appraiser and such Appraisers shall within seven days of such appointment jointly determine such amount and such jointly determined amount shall be final and binding on Lessor and Lessee. If either Lessee or Lessor fails to so appoint an Appraiser, the determination of the single Appraiser appointed shall be final and binding on Lessor and Lessee. If two Appraisers are appointed and within seven days after the appointment of the latter of such two Appraisers, they cannot agree upon such amount, such two Appraisers shall, within two days after such seventh day, appoint a third Appraiser and such amount shall be determined by such three Appraisers, who shall make their separate appraisals within seven days following the appointment of the third Appraiser, and any determination so made shall be conclusive and binding upon Lessor and Lessee in accordance with the following provisions of this Section
17. If three Appraisers are appointed and the difference between the determination which is farther from the middle determination and the middle determination is more than 125% of the difference between the middle determination and the third determination, then such farther determination shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon Lessor and Lessee. Otherwise, the average of all three determinations shall be final and binding upon Lessor and Lessee. If no such third Appraiser is appointed within such 2-day period, either Lessor or Lessee may apply to the American Arbitration Association to make such appointment, and both parties shall cooperate in making, and be bound by, such appointment. The fees and expenses of all such Appraisers and such appraisal procedure shall be borne equally by Lessee and Lessor; provided, that if Lessee elects not to renew this Lease or purchase the Aircraft following the conclusion of such appraisal, Lessee shall pay all such fees and expenses of such appraisal.


SECTION 18. MISCELLANEOUS

     18.1 Amendments

     No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, termi-nate or otherwise vary and is signed by Lessor and Lessee. Each such amendment, supplement, waiver, modification, discharge, termination or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or performance or other manner not set forth in an agreement, document or instrument in writing and signed by Lessor and Lessee.

     18.2 Severability

     If any provision hereof shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which such provisions are held invalid, illegal or unenforceable may be waived, such Law is hereby waived by the parties hereto to the full extent permitted, to the end that this Agreement shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

     18.3 Third-Party Beneficiary

     This Agreement is not intended to, and shall not, provide any person not a party hereto (other than Mortgagee, the Participants, the Indenture Indemnitees and the Persons referred to in Section 4.6) with any rights of any nature whatsoever against either of the parties hereto, and no person not a party hereto (other than Mortgagee, the Participants, the Indenture Indemnitees and the Persons referred to in Section 4.6) shall have any right, power or privilege in respect of, or have any benefit or interest arising out of, this Agreement.

     18.4 Reproduction of Documents

     This Agreement, all annexes, schedules and exhibits hereto and all agreements, instruments and documents relating hereto, including, without limitation (a) consents, waivers and modifications that may hereafter be executed and (b) financial statements, certificates and other information previously or hereafter furnished to any party hereto, may be reproduced by such party by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be admissible in evidence as the origi-nal itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction likewise is admissible in evidence.

     18.5 Counterparts

     This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

     18.6 Notices

     Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement and shall be personally delivered, sent by facsimile (followed by overnight courier service for next Business Day receipt) or telecommunication transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective address or facsimile number set forth for such party in
Schedule 1 to the Participation Agreement, or to such other address or number as either party hereto may hereafter specify by notice to the other party hereto. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received or, if made, given, furnished or filed (a) by facsimile or telecommunication transmission, when confirmed; provided there is receipt of such notice the next Business Day from overnight courier service or (b) by registered or certified mail, three Business Days after being deposited, properly addressed, with the U.S. Postal Service.

     18.7 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE

     (a) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

     (b) EACH PARTY HERETO HEREBY IRREVOCABLY AGREES, ACCEPTS AND SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN CONNECTION WITH ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

     (c) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH PURSUANT TO SECTION 18.6. EACH PARTY HERETO HEREBY AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS
SECTION 18.7(c), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH PARTY HERETO HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO ANY SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

     (d) EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS, THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE FOR THE ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

     (e) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT.

     18.8 Survival

     The representations, warranties, indemnities and covenants set forth herein shall survive the delivery of the Aircraft, the Transfer of any interest of Owner Participant in this Agreement, the other Operative Agreements, the Trust Estate and the Trust Agreement, the Transfer or any interest by any Note Holder of its Equipment Notes, but no such provision other than such indemnities shall survive the expiration or other termination of this Lease in accordance with its terms; it being expressly understood and agreed that the foregoing shall not be construed so as to release Lessee from any obligation theretofore accrued, including the payment of any Rent then due and payable, provided that the foregoing shall not be construed to change any provision in the Operative Agreements in which any such representation, warranty, indemnity or covenant expires by its terms.

     18.9 No Waiver

     No failure on the part of Lessor to exercise, and no delay by Lessor in exercising, any of its rights, powers, remedies or privileges under this Agreement or provided at Law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by Lessor or the exercise of any other right, power, remedy or privilege by Lessor. No notice to or demand on Lessee in any case shall, unless otherwise required under this Agreement, entitle Lessee to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of Lessor to any other or further action in any circumstances without notice or demand.

     18.10 Entire Agreement

     This Agreement, together with the other Operative Agreements, on and as of the date hereof constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties hereto with respect to such subject matter are hereby superseded in their entireties.

                     [This space intentionally left blank.]

     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Agreement to be duly executed as of the day and year first above written.


                               FIRST SECURITY BANK,
                               NATIONAL ASSOCIATION,
                                  as Lessor, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement


                               By:
                                   -----------------------------------------
                                      Name:
                                      Title:


                               ATLAS AIR, INC.,
                                  as Lessee


                               By:
                                   -----------------------------------------
                                      Name:
                                      Title:

     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Agreement to be duly executed as of the day and year first above written.

                               FIRST SECURITY BANK,
                               NATIONAL ASSOCIATION,
                                 as Lessor, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement


                               By:
                                   -----------------------------------------
                                      Name:
                                      Title:


                               ATLAS AIR, INC.,
                                 as Lessee


                               By:
                                   -----------------------------------------
                                      Name:
                                      Title:


     Receipt of this original counterpart of the foregoing Lease Agreement is hereby acknowledged on this ____ day of ________, ____.


                               WILMINGTON TRUST COMPANY, not in its individual
                                  capacity, but solely as Mortgagee


                               By:
                                   -----------------------------------------
                                      Name:
                                      Title:

                                                    Exhibit A - Lease Supplement
                                                    Lease Agreement

                             LEASE SUPPLEMENT NO.__


     LEASE SUPPLEMENT No. __, dated ________, ____, between FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement _____, dated as of ___________, ____, with the Owner Participant named therein (such Owner Trustee, in its capacity as such Owner Trustee being herein called "Lessor"), and ATLAS AIR, INC., a Delaware corporation, as Lessee ("Lessee").

     Lessor and Lessee have heretofore entered into that certain Lease Agreement ______, dated as of ______________, relating to one Boeing Model 747-47UF aircraft (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery of this Lease Supplement for the purpose of leasing the Airframe and Engines under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

     The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease to which this Lease Supplement is attached and of which this Lease Supplement is a part, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.

     NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

     1. Lessee has been duly authorized by Lessor to accept, and does hereby irrevocably accept on behalf of Lessor delivery of the Aircraft from Airframe Manufacturer under, and for all purposes of, the Aircraft Bill of Sale, the Participation Agreement and the Purchase Agreement Assignment.

     2. Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease the following described Boeing Model 747-47UF aircraft (the "Aircraft"), which Aircraft as of the date hereof consists of the following components:

          (i) Airframe: U.S. Registration No. ___________; manufacturer's serial no. ___________; and

          (ii) Engines: four (4) _________________________ engines bearing, respectively, manufacturer's serial nos.

     ___________, __________, _________ and ____________ (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

     3. The Delivery Date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof.

     4. Lessee hereby confirms to Lessor that Lessee has duly and irrevocably accepted the Aircraft under and for all purposes hereof, of the Lease and of the other Lessee Operative Agreements.

     5. All of the terms and provisions of this Lease Supplement are hereby incorporated by reference in the Lease to the same extent as if fully set forth therein.

     6. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     7. To the extent, if any, that this Lease Supplement constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no security interest in this Lease Supplement may be created through the transfer or possession of any counterpart other than the original executed counterpart, which shall be identified as the counterpart containing the receipt therefor executed by the Mortgagee on the signature page thereof.

                     [This space intentionally left blank.]

     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement to be duly executed as of the day and year first above written.

                              FIRST SECURITY BANK,
                              NATIONAL ASSOCIATION,
                                as Lessor, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement


                               By:
                                   -----------------------------------------
                                      Name:
                                      Title:


                               ATLAS AIR, INC.,
                                 as Lessee


                               By:
                                   -----------------------------------------
                                      Name:
                                      Title:

     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease Supplement to be duly executed as of the day and year first above written.

                               FIRST SECURITY BANK,
                               NATIONAL ASSOCIATION,
                                 as Lessor, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement


                               By:
                                   -----------------------------------------
                                      Name:
                                      Title:


                               ATLAS AIR, INC.,
                                  as Lessee


                               By:
                                   -----------------------------------------
                                      Name:
                                      Title:


     Receipt of this original counterpart of the foregoing Lease Supplement is hereby acknowledged on this ____ day of ________, ____.

                                WILMINGTON TRUST COMPANY, not in its individual
                                  capacity, but solely as Mortgagee


                               By:
                                   -----------------------------------------
                                      Name:
                                      Title:

                                                    Exhibit B - Lease Supplement
                                                    Lease Agreement

                          RETURN ACCEPTANCE SUPPLEMENT


     RETURN ACCEPTANCE SUPPLEMENT dated ________, between [Owner Trustee], a national banking association, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement _____________, dated as of ________________________, with the Owner Participant named therein (such Owner Trustee, in its capacity as such Owner Trustee being herein called "Lessor"), and ATLAS AIR, INC., a Delaware corporation, as Lessee ("Lessee").

     Lessor and Lessee have heretofore entered into that certain Lease Agreement _________________, dated as of _______________, relating to one Boeing Model
___________________ aircraft (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings). The Lease relates to the Airframe and Engines described below.

     NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

     1. This Return Acceptance Supplement is executed by Lessor and Lessee to confirm that on the date hereof the following described Airframe and Engines were returned by Lessee to Lessor:

          (i) Airframe: U.S. Registration No. ______________; manufacturer's serial no. _________________; and

          (ii) Engines: four (4) _____________________ engines bearing, respectively, manufacturer's serial nos. __________________________, _________________________, __________________________,and
     _________________________.

     2. This Return Acceptance Supplement is intended to be delivered in
_____________________.

     3. Lessor and Lessee agree that the return of the Aircraft is in compliance with Section 5 and Annex B of the Lease, except as set forth below:

     4. Lessor and Lessee agree that the Lease is terminated, except for the provisions thereof that expressly survive termination.

     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Return Acceptance Supplement to be duly executed as of the day and year first above written.

                              FIRST SECURITY BANK,
                              NATIONAL ASSOCIATION,
                                as Lessor, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee under the Trust Agreement


                               By:
                                   -----------------------------------------
                                      Name:
                                      Title:


                               ATLAS AIR, INC.,
                                 as Lessee


                               By:
                                   -----------------------------------------
                                      Name:
                                      Title:

                                  CERTAIN TERMS



Defined Term                                 Definition
------------                                 ----------

Commencement Date                            ______________________

EBO Date                                     ______________________

EBO Price                                    [  ]% of Lessor's Cost plus any applicable Make
                                             Whole Amount owing with respect to the Equipment
                                             Notes

Minimum Liability Insurance Amount           $___________

Payment Due Rate                             The lesser of (a) the Debt Rate
                                             plus 2% or (b) the maximum rate
                                             permitted under applicable Law

Net Present Value of Rents                   The present value, as of the date of
                                             determination, discounted at    % per annum,
                                             compounded semiannually to the date of
                                             determination, of all unpaid Basic Rent payments
                                             during the then-remaining portion of the Base
                                             Lease Term, expressed as a percentage of Lessor's
                                             Cost.

Scheduled Expiration Date                    The Business Day next preceding the __ anniversary
                                             of the Commencement Date

SLV Rate                                     The lesser of (a) the Debt Rate or (b) the maximum
                                             rate permitted under applicable Law

Similar Aircraft                             Boeing Model 747-47UF aircraft (other than the
                                             Aircraft)


                                      -2-


Threshold Amount                             $7.5 million subject, from time to time, to
                                             adjustment for inflation based on the Consumer
                                             Price Index


                           PERCENTAGE OF LESSOR'S COST


Payment
Date                      Advance             Arrears                Total

                                              Schedule 3 - Stipulated Loss Value
                                              Lease Agreement

                              STIPULATED LOSS VALUE


     The Stipulated Loss Value for the Aircraft as of any date set forth below shall be the amount set forth opposite such date. The Stipulated Loss Value as of any date not set forth below shall be determined by (a) subtracting (i) the amount opposite the date set forth below next preceding such date of determination (less, if such next preceding date is a Payment Date, the amount of Basic Rent, scheduled to be payable in advance on such date) from (ii) the amount opposite the date set forth below next succeeding such date of determination (plus, if such next succeeding date is a Payment Date, the amount of Basic Rent or Renewal Rent, as the case may be, scheduled to be payable in arrears on such date), (b) multiplying the result thereof (which may be a negative number) by a fraction the numerator of which is the number of days from but excluding such next preceding date to and including such date of determination and the denominator of which is the number of days from but excluding such next preceding date to and including such next succeeding date, and (c) adding the product thereof to the value determined pursuant to clause
(i) above.

                       Percentage of                       Percentage of
Date                   Lessor's Cost         Date          Lessor's Cost
----                   -------------         ----          -------------

                                                  Schedule 4 - Termination Value
                                                                Lease Agreement

                                TERMINATION VALUE


     The Termination Value for the Aircraft as of any date set forth below shall be the amount set forth opposite such date. The Termination Value as of any date not set forth below shall be determined by (a) subtracting (i) the amount opposite the date set forth below next preceding such date of determination (less, if such next preceding date is a Payment Date, the amount of Basic Rent, scheduled to be payable in advance on such date) from (ii) the amount opposite the date set forth below next succeeding such date of determination (plus, if such next succeeding date is a Payment Date, the amount of Basic Rent or Renewal Rent, as the case may be, scheduled to be payable in arrears on such date), (b) multiplying the result thereof (which may be a negative number) by a fraction the numerator of which is the number of days from but excluding such next preceding date to and including such date of determination and the denominator of which is the number of days from but excluding such next preceding date to and including such next succeeding date, and (c) adding the product thereof to the value determined pursuant to clause (i) above.

                       Percentage of                       Percentage of
Date                   Lessor's Cost         Date          Lessor's Cost
----                   -------------         ----          -------------

                                                Schedule 5 - Permitted Countries
                                                              Lease Agreement

                               PERMITTED COUNTRIES

Argentina                                      Malta
Australia                                      Mexico
Austria                                        Monaco
Bahamas                                        Morocco
Belgium                                        Netherlands
Brazil                                         New Zealand
Canada                                         Norway
Chile                                          Paraguay
Denmark                                        Peoples Republic of China
Egypt                                          Philippines
Ecuador                                        Portugal
Finland                                        Republic of China (Taiwan)
France                                         Singapore
Germany                                        South Africa
Greece                                         South Korea
Hungary                                        Spain
Iceland                                        Sweden
India                                          Switzerland
Indonesia                                      Thailand
Ireland                                        Trinidad and Tobago
Italy                                          United Arab Emirates
Japan                                          United Kingdom
Liechtenstein                                  Uruguay
Luxembourg                                     Venezuela
Malaysia

                                    PLACARDS


                                   Leased from

                   First Security Bank, National Association,
                  not in its individual capacity but solely as
                         Owner Trustee, Owner and Lessor

                                       and
                                  Mortgaged to

                            Wilmington Trust Company,
             not in its individual capacity but solely as Mortgagee

                                     ANNEX B

                                RETURN CONDITIONS


     The terms of this Annex B shall apply with respect to the return of the Aircraft by or on behalf of Lessee under the Lease, whether at the Scheduled Expiration Date or the end of a Renewal Lease Term or upon the exercise of Lessee's rights under Section 9 of the Lease, or upon the exercise of Lessor's remedies following the occurrence of a Lease Event of Default, or otherwise; provided that the terms of this Annex B shall not apply (i) in the event that an Event of Loss occurs with respect to the Aircraft or (ii) in the event that Lessee purchases the Aircraft in accordance with Section 17 of the Lease.

     Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A to the Lease.

     A. General Condition upon Return.

     Upon the expiration or termination of this Lease, Lessee will return the Aircraft to Lessor or its designee at such location chosen by Lessee and reasonably satisfactory to Lessor, and Lessee will give Lessor and, if the Aircraft is then subject to the Lien of the Trust Indenture, Mortgagee at least 15 days' prior written notice of the place of such return. At the time of return of the Aircraft to Lessor, Lessor and Lessee shall execute a Return Acceptance Supplement. At the time of such return, (i) the Aircraft shall be registered with the FAA (except for a failure caused by the Lessor (or its designee) being ineligible to be the registered owner of an aircraft registered with the FAA),
(ii) the Aircraft shall have and be in compliance with a currently valid standard certificate of airworthiness issued by the FAA, (iii) the Aircraft shall be free and clear of all Liens (other than Lessor Liens) and rights of persons not party to any Operative Agreement under pooling, interchange, overhaul, repair or similar agreements or arrangements, (iv) the Aircraft shall be in as good operating condition as when originally delivered to Lessee, ordinary wear and tear excepted, and be fully equipped with four Engines or other engines meeting the requirements of Replacement Engines, (v) the Aircraft shall have Lessee's logo removed or painted over and shall be clean by major United States commercial airline operating standards, (vi) the Aircraft will be in compliance with the maintenance provisions of the Lease, (vii) the Aircraft shall be returned in a cargo configuration with all Parts installed therein as of the Delivery Date, excepting modifications, alterations, additions, replacements, substitutions and removals made in accordance with the terms of the Lease, (viii) the Aircraft shall have been maintained under the corrosion control program in accordance with the Maintenance Program and (ix) the Aircraft shall comply with all outstanding Airworthiness Directives issued by the FAA applicable to the Aircraft that by their terms require compliance at or before the time of return of the Aircraft.

     B. Return of Other Engines.

     In the event that any engine not owned by Lessor shall be installed on the Airframe returned in accordance with Section A of this Annex B, Lessee shall, at its sole expense, concurrently with such return, take the actions required by Sections 10.2 and 10.3 to cause such engine to be a Replacement Engine. Thereupon, Lessor will Transfer to Lessee in accordance with Section 4.5 of the Lease an Engine constituting part of the Aircraft but not installed on the Airframe at the time of the return of the Airframe.

     C. Hours of Operation.

     In the event that Lessee (or any Permitted Sublessee then in possession of the Aircraft) shall not then be using a continuous maintenance program with respect to the Airframe, Lessee agrees that during the period of operation of the Aircraft immediately prior to such return (A) Lessee or such Permitted Sublessee, as the case may be, shall have been using a block overhaul program with respect to the Airframe which shall have been approved by the FAA or the Aviation Authority under the laws of which the Aircraft shall then have been registered and (B) the Airframe shall have remaining until the next scheduled full "D" check at least 25% of the allowable hours between "D" checks permitted under the maintenance program then used by Lessee or such Permitted Sublessee. In the event that Lessee (or any Permitted Sublessee then in possession of the Aircraft) during the period of operation of the Aircraft immediately prior to such return shall not have been using an on-condition maintenance program with respect to the Engines or engines installed on the Airframe, Lessee agrees that the average number of hours or cycles of operation (whichever shall be applicable under the maintenance program then in use with respect to such Engines or engines) on such Engines or engines remaining until the next scheduled engine refurbishment shall be at least 25% of the hours or cycles (whichever shall be applicable) between engine refurbishment allowed under the maintenance program then in use with respect to such Engines or engines which shall have been approved by the FAA or the Aviation Authority of the country under the laws of which the Aircraft shall have then been registered.

     D. Deficiency Payment.

     If upon return the Airframe or any Engine (including any Replacement Engine) (each, an "Item of Equipment") is below the minimum standard applicable thereto specified in Section C (the "Minimum"), Lessor shall accept return of the Aircraft provided that the other return conditions set forth in this Annex B have been satisfied or waived by Lessor upon payment to Lessor of the excess, if any, of (i) the sum of the Deficiency Amounts (as such term is defined below) for all such Items of Equipment over (ii) the sum of the Credit Amounts (as defined below) for all such Items of Equipment; provided that if there is no such excess, Lessor shall accept return of the Aircraft without any payment by Lessee. For purposes of this Section D, "Performance Costs," with respect to any Item of Equipment, shall mean the cost of performing the applicable overhaul or refurbishment on which the Minimum for such Item of Equipment is based at a rate equal to 110% of the direct cost to Lessee of performing such work or, if Lessee does not perform such work, at a rate then charged by an outside maintenance provider to Lessee for performing such work; "Deficiency Amount," with respect to any Item of Equipment, shall mean the Performance Cost for such Item of Equipment multiplied by a fraction, the numerator of which shall be the number of hours or cycles, whichever is applicable, below the Minimum applicable to such Item of Equipment at the time of return and the denominator of which shall be the total hours or cycles, whichever is applicable, between such overhaul or refurbishment under the Maintenance Program; and "Credit Amount," with respect to any Item of Equipment, shall mean the Performance Cost for such Item of Equipment multiplied by a fraction, the numerator of which shall be the number of hours or cycles, whichever is applicable, above the Minimum applicable to such Item of Equipment at the time of return and the denominator of which shall be the total hours or cycles, whichever is applicable, between such overhaul or refurbishment under the Maintenance Program.

     E. Aircraft Documents.

     At the expiration or termination of this Lease, Lessee shall deliver or cause to be delivered to Lessor the Aircraft Documents.

                                     ANNEX C

                                   MAINTENANCE


     Capitalized terms used but not defined term shall have the respective meanings set forth in Annex A to the Lease.

     A. Maintenance.

     Lessee shall maintain, service, repair and overhaul the Aircraft, the Airframe and each Engine, or cause the Aircraft, the Airframe and each Engine to be maintained, serviced, repaired and overhauled in accordance with (1) maintenance standards required by, or substantially equivalent to those required by, the FAA or the central civil aviation authority of Canada, France, Germany, Japan, the Netherlands or the United Kingdom for the Aircraft, Airframe and Engines (the "Maintenance Program"), so as to (i) keep the Aircraft, the Airframe and each Engine in as good operating condition as originally delivered hereunder, ordinary wear and tear excepted, (ii) keep the Aircraft in such operating condition as may be necessary to enable the applicable airworthiness certificate of the Aircraft to be maintained under the regulations of the FAA or other Aviation Authority then having jurisdiction over the operation of the Aircraft, other than during (x) temporary periods of storage in accordance with applicable regulations, (y) maintenance and modification permitted hereunder or
(z) periods when the FAA or such other Aviation Authority has revoked or suspended the airworthiness certificates for Similar Aircraft; and (2) except during periods when a Permitted Sublease is in effect, the same standards as Lessee uses with respect to similar aircraft of similar size in its fleet operated by Lessee in similar circumstances and, during any period in which a Permitted Sublease is in effect, the same standards used by the Permitted Sublessee with respect to similar aircraft of similar size in its fleet and operated by the Permitted Sublessee in similar circumstances. Lessee further agrees that the Aircraft, Airframe and Engines will be maintained, used, serviced, repaired, overhauled or inspected in compliance with applicable Laws with respect to the maintenance of the Aircraft and in compliance with each applicable airworthiness certificate, license and registration relating to the Aircraft, Airframe or any Engine issued by the Aviation Authority, other than minor or nonrecurring violations with respect to which corrective measures are taken upon discovery thereof and except to the extent Lessee or Permitted Sublessee is contesting in good faith the validity or application of any such Law or re-quirement relating to any such certificate, license or registration in any reasonable manner which does not create a material risk of sale, loss or forfeiture of the Aircraft, the Airframe or any Engine or the interest of any Participant therein or material risk of criminal liability or material civil penalty against Lessor, Owner Participant or Mortgagee. Lessee shall maintain the Aircraft Documents in English.

     B. Replacement of Parts.

     Except as otherwise provided herein, Lessee, at its own cost and expense, will, or will cause a Permitted Sublessee to, at its own cost and expense, promptly replace (or cause to be replaced) all Parts which may from time to time be incorporated or installed in or attached to the Aircraft, Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, Lessee may, at its own cost and expense, or may permit a Permitted Sublessee at its own cost and expense to, remove (or cause to be removed) in the ordinary course of maintenance, service, repair, overhaul or testing any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that Lessee, except as otherwise provided herein, at its own cost and expense, will, or will cause a Permitted Sublessee at its own cost and expense to, replace such Parts as promptly as practicable. All replacement Parts shall be free and clear of all Liens, except for Permitted Liens and pooling arrangements to the extent permitted by Section C below (and except in the case of replacement property temporarily installed on an emergency basis) and shall be in good operating condition and have a value and utility not less than the value and utility of the Parts replaced (assuming such replaced Parts were in the condition required under this Lease). Except as otherwise provided herein, all Parts at any time removed from the Aircraft, Airframe or any Engine shall remain the property of Lessor, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Aircraft, Airframe or such Engine and which meet the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Aircraft, Airframe or such Engine as above provided, without further act, (i) title to the replaced Part shall thereupon vest in Lessee (or if a Permitted Sublease is then in effect, in the Permitted Sublessee) free and clear of all Lessor Liens and all rights of Lessor, and the replaced

Part shall no longer be deemed a Part hereunder, (ii) title to such replacement Part shall thereupon vest in Lessor and subject only to Permitted Liens and pooling arrangements to the extent permitted by Section C below and except in the case of replacement property temporarily installed on an emergency basis, and (iii) such replacement Part shall become subject to this Lease and the Trust Indenture and be deemed part of the Aircraft, Airframe or such Engine for all purposes hereof and thereof to the same extent as the Parts originally incorporated or installed in or attached to such Aircraft, Airframe or Engine.

     C. Pooling of Parts.

     Any Part removed from the Aircraft, Airframe or any Engine may be subjected by Lessee or a Permitted Sublessee to a normal pooling arrangement customary in the airline industry and entered into in the ordinary course of business of Lessee or such Permitted Sublessee, so long as a Part replacing such removed Part shall be incorporated or installed in or attached to the Aircraft, Airframe or such Engine in accordance with Section B of this Annex C as promptly as practicable after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Aircraft, Airframe or any Engine may be owned by any third party subject to such a normal pooling arrangement, so long as Lessee or Permitted Sublessee, at its own cost and expense, as promptly thereafter as reasonably possible either (i) causes title to such replacement Part to vest in Lessor in accordance with Section B of this Annex C, free and clear of all Liens (except Permitted Liens), or (ii) replaces (or causes to be replaced) such replacement Part by incorporating or installing in or attaching to the Aircraft, Airframe or such Engine a further replacement Part owned by Lessee or a Permitted Sublessee free and clear of all Liens (except Permitted Liens) and by causing title to such further replacement Part to vest in Lessor in accordance with Section B of this Annex C.

     D. Alterations, Modifications and Additions.

     Lessee shall, or shall cause a Permitted Sublessee to, make (or cause to be made) such alterations and modifications in and additions to the Aircraft, Airframe and each Engine as may be required from time to time to meet the applicable standards of the FAA or other Aviation Authority having jurisdiction over the operation of the Aircraft, to the extent made mandatory in respect of the Aircraft (a "Mandatory Modification"); provided, however, that Lessee or any Permitted Sub-lessee may, in good faith and by appropriate procedure, contest the validity or application of any law, rule, regulation or order in any reasonable manner which does not materially adversely affect Lessor's interest in the Aircraft or so long as there are any Equipment Notes outstanding, the Mortgagee and does not involve any material risk of sale, forfeiture or loss of the Aircraft or the interest of any Participant therein, any material risk of material civil penalty or any material risk of criminal liability being imposed on Lessor, Mortgagee or the holder of any Equipment Note. In addition, Lessee, at its own cost and expense, may, or may permit a Permitted Sublessee at its own cost and expense to, from time to time make such alterations and modifications in and additions to the Aircraft, Airframe or any Engine (each an "Optional Modification") as Lessee or such Permitted Sublessee may deem desirable in the proper conduct of its business, including, without limitation, removal of Parts which Lessee deems are obsolete or no longer suitable or appropriate for use in the Aircraft, Airframe or such Engine; provided, however, that no such Optional Modification shall (i) materially diminish the fair market value, utility, or useful life of the Aircraft or any Engine below its fair market value, utility or useful life immediately prior to such Optional Modification (assuming the Aircraft or such Engine was in the condition required by the Lease immediately prior to such Optional Modification) or (ii) cause the Aircraft to cease to have the applicable standard certificate of airworthiness. Except as otherwise provided herein, title to all Parts (other than Removable Parts (as defined below)) incorporated or installed in or attached to the Aircraft, Airframe or such Engine as the result of such Optional Modification shall, without further act, vest in Lessor and become subject to this Lease and the Trust Indenture.

     Notwithstanding anything to the contrary in this Section D, Lessee or a Permitted Sublessee may, at any time during the Term, remove any Part (such Part being referred to herein as a "Removable Part") if (i) such Part is in addition to, and not in replacement of or substitution for, any Part originally incorporated or installed in or attached to the Aircraft, Airframe or such Engine at the time of delivery thereof hereunder or any Part in replacement of, or substitution for, any such Part, (ii) such Part is not required to be incorporated or installed in or attached to the Aircraft, Airframe or such Engine pursuant to the terms of Section A of Annex B to the Lease, and (iii) such Part can be removed from the Aircraft, Airframe or such Engine without materially diminishing the fair market value, utility or remaining useful life which the Airframe or such Engine would have had at the time of removal had such re-moval not occurred, assuming that such Airframe or Engine was in the condition and repair required to be maintained by the terms hereof. Removable Parts may be leased from or financed by third parties other than Lessor. Title to any Removable Part shall be vested in Lessee or such Permitted Sublessee, and to the extent such Removable Part is leased from or financed by a third party other than Lessor, may be vested in such third-party lessor or financing party. Upon the removal by Lessee or such Permitted Sublessee of any Removable Part as above provided, title thereto shall remain vested in Lessee or such Permitted Sublessee or in such third-party lessor or financing party, as the case may be, and such Part shall no longer be deemed part of the Aircraft, Airframe or such Engine from which it was removed. Title to any Removable Part not removed as above provided prior to the return of the Aircraft, Airframe or such Engine to Lessor hereunder shall, without further act, vest in Lessor.

                                     ANNEX D

                                    INSURANCE


     Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference in Annex A to the Lease.

     A. Liability Insurance

     1. Except as provided in Section A.2 below, Lessee will carry or cause to be carried at all times, at no expense to Lessor, Owner Participant or Mortgagee, comprehensive airline legal liability (including, but not limited to passenger liability insurance for up to ten non-revenue passengers, property damage, baggage liability, cargo and mail liability, hangarkeeper's liability and contractual liability insurance) with respect to the Aircraft, the Airframe and the Engines, which is (i) in an amount not less than the greater of (x) the amount of comprehensive airline legal liability insurance from time to time applicable to aircraft owned or leased and operated by Lessee of the same type and operating on similar routes as the Aircraft and (y) the Minimum Liability Insurance Amount per occurrence;(ii) of the type and covering the same risks as from time to time applicable to aircraft operated by Lessee of the same type as the Aircraft; and (iii) maintained in effect with insurers of nationally or internationally recognized responsibility (such insurers being referred to herein as "Approved Insurers").

     2. During any period that the Aircraft is on the ground and not in operation, Lessee may carry or cause to be carried, in lieu of the insurance required by Section A.1 above, insurance otherwise conforming with the provisions of said Section A.1 except that (i) the amounts of coverage shall not be required to exceed the amounts of public liability and property damage insurance from time to time applicable to aircraft owned or leased and operated by Lessee of the same type as the Aircraft which are on the ground and not in operation and (ii) the scope of the risks covered and the type of insurance shall be the same as from time to time shall be applicable to aircraft owned or leased and operated by Lessee of the same type which are on the ground and not in operation.

     B. Hull Insurance

     1. Except as provided in Section B.2 below, Lessee will carry or cause to be carried at all times, at no expense to Lessor, Owner Participant or Mortgagee, with Approved Insurers "all-risk" ground and flight aircraft hull insurance covering the Aircraft (including the Engines when they are installed on the Airframe or any other airframe) which is of the type as from time to time applicable to aircraft owned by Lessee of the same type as the Aircraft for an amount denominated in United States Dollars not less than the Stipulated Loss Value of the Aircraft.

     Any policies of insurance carried in accordance with this Section B.1 covering the Aircraft and any policies taken out in substitution or replacement for any such policies (i) shall name Lessor or, so long as the Lien of the Trust Indenture shall be in effect, Mortgagee as sole loss payee for any proceeds to be paid under such policies up to an amount equal to the Stipulated Loss Value and (ii) shall provide that (A) in the event of a loss involving proceeds in excess of the Threshold Amount, the proceeds in respect of such loss up to an amount equal to the Stipulated Loss Value for the Aircraft shall be payable to Lessor (or, so long as the Lien of the Trust Indenture shall not have been discharged, the Mortgagee), and shall be held in accordance with Section 4.4 of the Lease except in the case of a loss with respect to an Engine installed on an airframe other than the Airframe, in which case Lessee (or any Permitted Sublessee) shall endeavor to arrange for any payment of insurance proceeds in respect of such loss to be held for the account of Lessor (or, so long as the Lien of the Trust Indenture shall not have been discharged, the Mortgagee) whether such payment is made to Lessee (or any Permitted Sublessee) or any third party, it being understood and agreed that in the case of any payment to Lessor (or the Mortgagee) otherwise than in respect of an Event of Loss, Lessor (or the Mortgagee) shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay the amount of such payment to Lessee or its order, and (B) the entire amount of any loss involving proceeds of the Threshold Amount or less or the amount of any proceeds of any loss in excess of the Stipulated Loss Value for the Aircraft shall be paid to Lessee or its order unless a Lease Event of Default shall have occurred and be continuing and the insurers have been notified thereof by Lessor or the Mortgagee. In the case of a loss with respect to an engine (other than an Engine) installed on the Airframe, Lessor shall hold any payment to it of any insurance proceeds in respect of such loss for the account of Lessee or any other third party that is entitled to receive such proceeds.

     2. During any period that the Aircraft is on the ground and not in operation, Lessee may carry or cause to be carried, in lieu of the insurance required by Section B.1 above, insurance otherwise conforming with the provisions of said Section B.1 except that the scope of the risks and the type of insurance shall be the same as from time to time applicable to aircraft owned by Lessee of the same type similarly on the ground and not in operation, provided that Lessee shall maintain insurance against risk of loss or damage to the Aircraft in an amount equal to the Stipulated Loss Value of the Aircraft during such period that the Aircraft is on the ground and not in operation.

     C. War-Risk, Hijacking and Allied Perils Insurance

     If Lessee (or any Permitted Sublessee) shall at any time operate or propose to operate the Aircraft, Airframe or any Engine (i) in any area of recognized hostilities or (ii) on international routes and war-risk, hijacking or allied perils insurance is maintained by Lessee (or any Permitted Sublessee) with respect to other aircraft owned or operated by Lessee (or any Permitted Sublessee) on such routes or in such areas, Lessee shall maintain or cause to be maintained war-risk, hijacking and related perils insurance of substantially the same type carried by major United States commercial air cargo carriers operating the same or comparable models of aircraft on similar routes or in such areas and in no event in an amount less than the Stipulated Loss Value.

     D. General Provisions

     Any policies of insurance carried in accordance with Sections A, B and C, including any policies taken out in substitution or replacement for such policies:

          (i) shall name Lessor, each Participant, each Liquidity Provider, the Depositary and Mortgagee as an additional insured (collectively, the "Additional Insureds"), as their respective interests may appear;

          (ii) shall apply worldwide and have no territorial restrictions or limitations (except, in the case of war, hijacking and related perils insurance, as otherwise permitted under Section C);

          (iii) shall provide that, in respect of the interests of the Additional Insureds in such policies, the insurance shall not be invalidated or impaired by any act or omission (including misrepresentation and nondisclosure) by Lessee (or any Permitted Sublessee) or any other Person and shall insure the Additional Insureds regardless of any breach or violation of any representation, warranty, declaration, term or condition contained in such policies by Lessee (or any Permitted Sublessee);

          (iv) shall provide that, if the insurers cancel such insurance for any reason whatsoever, or if the same is allowed to lapse for nonpayment of premium, or if any material change is made in the insurance which adversely affects the interest of any of the Additional Insureds, such cancellation, lapse or change shall not be effective as to the Additional Insureds for 30 (10 days in the case of nonpayment of premium and seven days in the case of war risk, hijacking and allied perils insurance) days after receipt by the Additional Insureds of written notice by such insurers of such cancellation, lapse or change, provided that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, provided further that changes that are substantially the same as contained in the policies of other major U.S. air cargo carriers shall not be considered material;

          (v) shall waive any rights of recourse, subrogation, setoff (including for unpaid premiums), recoupment, counterclaim or other deduction, whether by attachment or otherwise, against each Additional Insured;

          (vi) shall be primary without right of contribution from any other insurance that may be available to any Additional Insured;

          (vii) shall provide that all of the liability insurance provisions thereof, except the limits of liability, shall operate in all respects as if a separate policy had been issued covering each party insured thereunder;

          (viii) shall provide that none of the Additional Insureds shall be liable for any insurance premium; and

          (ix) shall contain a 50/50% Clause per Lloyd's Aviation Underwriters' Association Standard Policy Form AVS 103.

     E. Reports and Certificates; Other Information

     On or prior to the Delivery Date and on or prior to each renewal date of the insurance policies required hereunder, Lessee will furnish or cause to be furnished to Lessor, Owner Participant and Mortgagee insurance certificates describing in reasonable detail the insurance maintained by Lessee hereunder and a report, signed by Lessee's regularly retained independent insurance broker (the "Insurance Broker"), stating the opinion of such Insurance Broker that (a) all premiums in connection with the insurance then due have been paid and (b) such insurance complies with the terms of this Annex D. To the extent such agreement is reasonably obtainable, Lessee will also cause the Insurance Broker to agree to advise Lessor, Owner Participant and Mortgagee in writing of any default in the payment of any premium and of any other act or omission on the part of Lessee of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft or Engines or cause the cancellation or termination of such insurance, and to advise Lessor, Owner Participant and Mortgagee in writing at least 30 days (10 days in the case of nonpayment of premium and seven days in the case of war-risk and allied perils coverage or such shorter period as may be available in the international insurance market, as the case may be) prior to the cancellation, lapse or material adverse change of any insurance maintained pursuant to this Annex D.

     F. Right to Pay Premiums

     The Additional Insureds shall have the rights but not the obligations of a named insured. None of Lessor, Owner Participant and Mortgagee and the other Additional Insureds shall have any obligation to pay any premium, commission, assessment or call due on any such insurance (including reinsurance). Notwithstanding the foregoing, in the event of cancellation of any insurance due to the nonpayment of premiums, each of Lessor, Owner Participant and Mortgagee shall have the option, in its sole discretion, to pay any such premium in respect of the Aircraft that is due in respect of the coverage pursuant to the Lease and to maintain such coverage, as Lessor, Owner Participant or Mortgagee may require, until the scheduled expiry date of such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor, Owner Participant and Mortgagee for amounts so paid by them.

     G. Deductibles; Self-insurance

     Lessee may self-insure by way of deductible, premium adjustment or franchise provisions or otherwise (including, with respect to insurance maintained pursuant to Section B, insuring for a maximum amount which is less than the Stipulated Loss Value of the Aircraft) in the insurance covering the risks required to be insured against pursuant to Section 11 and this Annex D under a program generally applicable to all aircraft in Lessee's fleet, but in no case shall the aggregate amount of self-insurance in regard to Section 11 and this Annex D exceed the lesser of (a) 50% of the largest replacement value of any single aircraft in Lessee's fleet and (b) 1-1/2% of the average aggregate insurable value (during the preceding policy year) of all aircraft (including, without limitation, the Aircraft) on which Lessee carries insurance, unless an insurance broker of national standing shall certify that the standard among other major U.S. air cargo carriers is a higher level of self-insurance, in which case Lessee may self-insure to such higher level. In addition, Lessee (and any Sublessee) may self-insure to the extent of any applicable deductible per aircraft that does not exceed industry standards for major U.S. air cargo carriers.

                                     ANNEX A



                                   DEFINITIONS


GENERAL PROVISIONS


     (a) In each Operative Agreement, unless otherwise expressly provided, a reference to:

          (i) each of "Lessee," "Lessor," "Loan Participant," "Owner Trustee," "Owner Participant," "Mortgagee," "Note Holder" or any other person includes, without prejudice to the provisions of any Operative Agreement, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

          (ii) words importing the plural include the singular and words importing the singular include the plural;

          (iii) any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Agreement, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Agreements, and any agreement, instrument or document entered into in substitution or replacement therefor;

          (iv) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Delivery Date, and thereafter from time to time;

          (v) the words "Agreement," "this Agreement," "hereby," "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Operative Agreement refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

          (vi) the words "including," "including, without limitation," "including, but not limited to," and terms or phrases of similar import when used in any Operative

     Agreement, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

          (vii) a "Section," an "Exhibit," an "Annex" or a "Schedule" in any Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex or a schedule to, such Operative Agreement or such annex, respectively.

     (b) Each exhibit, annex and schedule to each Operative Agreement is incorporated in, and shall be deemed to be a part of, such Operative Agreement.

     (c) Unless otherwise defined or specified in any Operative Agreement, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

     (d) Headings used in any Operative Agreement are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

     (e) For purposes of each Operative Agreement, the occurrence and continuance of a Lease Default or Lease Event of Default referred to in Section
14.5 shall not be deemed to prohibit the Lessee from taking any action or exercising any right that is conditioned on no Lease Event of Default, Lease Default or Special Default having occurred and be continuing if such Lease Default or Lease Event of Default consists of the institution of reorganization proceedings with respect to Lessee under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings shall have (i) agreed to perform its obligations under the Lease with the approval of the applicable court and thereafter shall have continued to perform such obligations in accordance with Section 1110 or (ii) shall have assumed the Lease with the approval of the relevant court and thereafter shall have continued to perform its obligations under the Lease.

DEFINED TERMS


     "ACMI Contract" means (i) any contract entered into by Lessee pursuant to which Lessee furnishes the aircraft, crew, maintenance and insurance and the other party to such contract bears all other operating expenses and (ii) any similar contract in which the other party to such contract provides the flight crew, all substantially in accordance with Lessee's historical practices.

     "Act" means part A of subtitle VII of title 49, United States Code.

     "Actual Knowledge" means (a) as it applies to Owner Trustee or Mortgagee, as the case may be, actual knowledge of a responsible officer in the Corporate Trust Department or the Corporate Trust Office, respectively, and (b) as it applies to Owner Participant or Lessee, actual knowledge of a Vice President or more senior officer of Owner Participant or Lessee, respectively, or any other officer of Owner Participant or Lessee, respectively, having responsibility for the transactions contemplated by the Operative Agreements; provided that each of Lessee, Owner Participant, Owner Trustee and Mortgagee shall be deemed to have "Actual Knowledge" of any matter as to which it has received notice from Lessee, Owner Participant, any Note Holder, Owner Trustee or Mortgagee, such notice having been given pursuant to Section 15.7 of the Participation Agreement.

     "Additional Insured" is defined in Section E of Annex D to the Lease.

     "Adverse Change in Tax Law" means (a) for Lessee, a Change in Tax Law that Lessee regards as one that could adversely affect the economic consequences of the transactions contemplated by the Participation Agreement and the other Operative Agreements that are anticipated by Lessee or (b) for Owner Participant, any Change in Tax Law that would adversely affect any of the following tax assumptions:

          (i) For federal income tax purposes, the Lease will be a "true" lease for purposes of the Code and Owner Participant will be treated as the owner of the Aircraft and Lessee will be treated as the lessee thereof;

          (ii) For federal income tax purposes, Owner Participant will be entitled to depreciation or cost recovery deductions with respect to Lessor' s Cost of the Aircraft including amortization of Transaction Expenses; and

          (iii) For federal income tax purposes, Owner Participant will be entitled to deductions for interest payments on the Equipment Notes.

     "Affiliate" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

     "Aircraft" means, collectively, the Airframe and Engines.

     "Aircraft Bill of Sale" means the full warranty bill of sale covering the Aircraft delivered by Airframe Manufacturer, Atlas or wholly owned subsidiary of Atlas to Owner Trustee on the Delivery Date.

     "Aircraft Documents" means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA (or the relevant Aviation Authority), to be maintained with respect to the Aircraft, the Airframe, each Engine or all Parts; and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, by the FAA (or other Aviation Authority) regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of Lessee (provided, that all such materials shall be maintained in, or are contemporaneously translated into, the English language).

     "Airframe" means (a) the aircraft (excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer's model number, United States registration number and Airframe Manufacturer's serial number set forth in Lease Supplement No. 1 and any Replacement Airframe and (b) any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless title to such Parts shall not be vested in Lessor in accordance with Section 8.1 and Annex C of the Lease. Upon substitution of a Replacement Airframe under and in accordance with the Lease, such Replacement Airframe shall become subject to the Lease and shall be the "Airframe" for all purposes of the Lease and the other Operative Agreements and thereupon the Airframe for which the substitution is made shall no longer be subject to the Lease, and such replaced Airframe shall cease to be the "Airframe."

     "Airframe Manufacturer" means The Boeing Company, a Delaware corporation, or a wholly owned subsidiary thereof.

     "Amortization Amount" means, with respect to any Equipment Note, as of any Payment Date, the amount determined by multiplying the percentage set forth opposite such Payment Date on the Amortization Schedule by the Original Amount of such Equipment Note.

     "Amortization Schedule" means, with respect to each Equipment Note, the amortization schedule for such Equipment Note delivered pursuant to Section 2.02 of the Trust Indenture.

     "Appraiser" means a firm of internationally recognized, independent aircraft appraisers.

     "Atlas" means Atlas Air, Inc., a Delaware corporation.

     "Average Life Date" for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

     "Aviation Authority" means the FAA or, if the Aircraft is permitted to be, and is, registered with any other Government Entity under and in accordance with
Section 7.1.2 of the Lease, such other Government Entity.

     "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. ss. 101 et seq.

     "Base Lease Term" means the period beginning on and including the Commencement Date and ending on the Scheduled Expiration Date, or such earlier date on which the Term terminates in accordance with the provisions of the Lease.

     "Basic Rent" means the rent payable for the Aircraft pursuant to Section 3.2.1(a) of the Lease.

     "Beneficial Owner" when used in relation to an Equipment Note means a Person that, by reason of direct ownership, contract, share ownership or otherwise, has the right to receive or participate in receiving, directly or indirectly, payments of principal, interest and Make-Whole Amount in respect of such Equipment Note; provided that a Person shall not be deemed to be a Beneficial Owner of an Equipment Note solely because another Person in which such a Person owns common stock or other equity securities is a registered holder or Beneficial Owner of such Equipment Note unless such Person is an Affiliate of such other Person.

     "Bills of Sale" means the FAA Bill of Sale and the Aircraft Bill of Sale.

     "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Denver, Colorado, Wilmington, Delaware, Chicago, Illinois or Salt Lake City, Utah.

     "Cash Equivalents" means the following securities (which shall mature within 90 days of the date of purchase thereof): (a) direct obligations of the U.S. Government; (b) obligations fully guaranteed by the U.S. Government; (c) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, Owner Trustee, Mortgagee or any bank, trust company or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $500,000,000 and having a rate of "C" or better from the Thomson BankWatch Service; or (d) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's or Moody's equal to A1 or P1 or higher.

     "Change in Tax Law" means any amendment, modification, addition or change in or to the provisions of the Code, any other federal tax statutes, the Treasury Regulations promulgated thereunder, the Internal Revenue Service Revenue Rulings, Revenue Procedures or other administrative or judicial interpretations of the Code or the federal tax statutes that affects the tax assumptions set forth in the Tax Indemnity Agreement or otherwise affects Owner Participant's anticipated Net Economic Return (other than a change in the alternative minimum tax or other change that results in Owner Participant being subject to alternative minimum tax or unable to fully utilize tax benefits because of its particular tax situation).

     "Citizen of the United States" is defined in Section 40102(a)(15) of the Act and in the FAA Regulations.

     "Class A-1 Pass Through Trust" means the Atlas Air Pass Through Trust 1999-1A-1.

     "Class A-2 Pass Through Trust" means the Atlas Air Pass Through Trust 1999-1A-2.

     "Class B Pass Through Trust" means the Atlas Air Pass Through Trust
1999-1B.

     "Class C Pass Through Trust" means the Atlas Air Pass Through Trust
1999-1C.

     "Class D Pass Through Trust" means the Atlas Air Pass Through Trust
1999-1D.

     "Closing" means the closing of the transactions contemplated by the Participation Agreement on the Delivery Date.

     "Code" means the Internal Revenue Code of 1986, as amended; provided, that when used in relation to a Plan, "Code" shall mean the Internal Revenue Code of 1986 and any regulations and rulings issued thereunder, all as amended and in effect from time to time. "Commencement Date" is defined in Schedule 1 to the Lease.

     "Commitment" means, for any Participant, the amount of its participation in the payment of Lessor's Cost, which amount shall be determined in accordance with Section 2.1 of the Participation Agreement.

     "Commitment Termination Date" is defined in Schedule 3 to the Participation Agreement.

     "Consent and Agreement" means the Manufacturer Consent and Agreement dated as of even date with the Participation Agreement, of Airframe Manufacturer.

     "Consumer Price Index" shall be the U.S. Department of Labor, Bureau of Statistics, Consumer Price Index for All Urban Consumers (CPI-U) for the U.S. City Average for All Items

(1982-84=100); provided that in the event the Consumer Price Index shall be converted to a different standard reference base or otherwise revised, the determination of any increase shall be made with the use of such conversation factor, formula or table for converting the Consumer Price Index as may be published by the Bureau of Labor Statistics.

     "Continuous Stay Period" is defined in Section 4.04(a) of the Trust Indenture.

     "Corporate Trust Department" or "Trust Office" means the principal corporate trust office of Owner Trustee located from time to time at Owner Trustee's address for notices under the Participation Agreement or such other office at which Owner Trustee's corporate trust business shall be administered which Owner Trustee shall have specified by notice in writing to Lessee, Mortgagee and each Note Holder.

     "Corporate Trust Office" means the corporate trust administration office of WTC located at One Rodney Square, 1100 North Market Street, Wilmington, Delaware 19890 or, in the case of any replacement Mortgagee, the principal office of Mortgagee located at Mortgagee's address for notices under the Participation Agreement or such other office at which Mortgagee's corporate trust business shall be administered which Mortgagee shall have specified by notice in writing to Lessee, Owner Trustee and each Note Holder.

     "CRAF" means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. ss. 9511-13 or any similar substitute program.

     "Cut-Off Date" is defined in Section 2.01 of the Pass Through Trust Agreement Supplements.

     "Debt" means any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction or any other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments.

     "Debt Rate" means, with respect to (i) any Series, the rate per annum specified for such Series under the heading "Interest Rate" in Schedule I to the Trust Indenture and (ii) any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Payment Due Rate.

     "Default" means any event or condition that with the giving of notice or the lapse of time or both would become an Event of Default.

     "Delayed Delivery Date" means a delayed Delivery Date notified to each Participant, Owner Trustee and Mortgagee by Lessee pursuant to Section 4.3 of the Participation Agreement, which delayed Delivery Date shall be a Business Day not later than the Commitment Termination Date.

     "Delivery Date" means the Business Day specified in Lease Supplement No. 1 as the date on which, among other things, the Aircraft is delivered to and accepted by Lessee under the Lease and the Closing occurs.

     "Delivery Period Termination Date" is defined in Section 1(b) of the Note Purchase Agreement.

     "Deposit Agreement" means each of the four Deposit Agreements between the Depositary and the Escrow Agent, dated as of the Issuance Date, each of which relates to one of the Pass Through Trusts; provided that, for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, any such Deposit Agreement shall be effective unless consented to by Lessee.

     "Depositary" means Credit Suisse First Boston, acting through its New York branch, as Depositary under each Deposit Agreement.

     "Designated Manufacturer" means The Boeing Company, Airbus Industrie, Rolls Royce plc, United Technologies Corp., General Electric Company, any of their respective Affiliates, or any successor thereto.

     "Dollars," "United States Dollars" or "$" means the lawful currency of the United States.

     "DOT" means the Department of Transportation of the United States or any Government Entity succeeding to the functions of such Department of Transportation.

     "EBO Date" is defined in Schedule 1 to the Lease (as adjusted in accordance with Section 3.2.1 of the Lease).

     "EBO Price" is defined in Schedule 1 to the Lease (as adjusted in accordance with Section 3.2.1 of the Lease).

     "Enforcement Date" is defined in Section 4.03 of the Trust Indenture.

     "Engine" means (a) each of the engines manufactured by Engine Manufacturer and identified by Engine Manufacturer's model number and Engine Manufacturer's serial number set forth in Lease Supplement No. 1 and originally installed on the Airframe on delivery thereof pursuant to the Lease, and any Replacement Engine, in each case whether or not from time to time installed on such Airframe or installed on any other airframe or aircraft, and (b) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless title to such Parts shall not be vested in Lessor in accordance with Section 8.1 and Annex C of the Lease. Upon substitution of a Replacement Engine under and in accordance with the Lease, such Replacement Engine shall become subject to the Lease and shall be an "Engine" for all purposes of the Lease and the other Operative Agreements and thereupon the Engine for which the substitution is made shall no longer be subject to the Lease, and such replaced Engine shall cease to be an "Engine."

     "Engine Consent and Agreement" means the Engine Manufacturer Consent and Agreement dated as of even date with the Participation Agreement, of Engine Manufacturer.

     "Engine Manufacturer" means General Electric Company, a New York corporation.

     "Equipment Note Register" is defined in Section 2.07 of the Trust
Indenture.

     "Equipment Notes" means and includes any equipment notes issued under the Trust Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Trust Indenture) and any Equipment Note issued under the Trust Indenture in exchange for or replacement of any Equipment Note.

     "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations and rulings issued thereunder all as amended and in effect from time to time.

     "Escrow Agent" means First Security Bank, National Association, as Escrow Agent under each of the Escrow Agreements.

     "Escrow Agreement" means each of the four Escrow and Paying Agent Agreements, among the Escrow Agent, the Paying Agent, certain initial purchasers of the Pass Through Certificates named therein and one of the Pass Through Trustees, dated as of the Issuance Date, each of which relates to one of the Pass Through Trusts, provided that, for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, any such Escrow Agreement shall be effective unless consented to by Lessee.

     "Event of Default" is defined in Section 4.02 of the Trust Indenture.

     "Event of Loss" means, with respect to the Aircraft, the Airframe or any Engine, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:

          (a) the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use by Lessee;

          (b) the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

          (c) any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more;

          (d) any seizure, condemnation, confiscation, taking or requisition (including loss of title) of such property by any Government Entity or purported Government Entity (other than a requisition of use by a Permitted Government Entity) for a period exceeding 180 consecutive days or, if earlier, at the end of the Term;

          (e) any seizure, condemnation, confiscation, taking or requisition of use of such property by any Permitted Government Entity that continues until the 30th day after the last day of the Term, provided that no such Event of Loss shall exist if Lessor shall have elected not to treat such event as an Event of Loss pursuant to Section 10.6 of the Lease; and

          (f) as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Gov-ernment Entity of the government of registry of the Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of the Aircraft, the use of such property in the normal course of Lessee's business of cargo air transportation is prohibited for a period of 180 consecutive days, unless Lessee, prior to the expiration of such 180 day period, shall have undertaken and shall be diligently carrying forward such steps as may be necessary or desirable to permit the normal use of such property by Lessee and such normal use shall have been resumed prior to the expiration of a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred after the expiration of such two-year period if -------- (A) such prohibition has been applicable to Lessee's entire U.S. fleet of such property and (B) prior to the expiration of such two-year period, Lessee shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and (C) Lessee shall be diligently carrying forward, in a manner which does not discriminate against such property in so conforming such property, steps which are necessary or desirable to permit the normal use of the Aircraft by Lessee and such normal use shall have resumed prior to the expiration of a period of three years or such use shall be prohibited at the expiration of the Term.

     "Excess Amount" has the meaning specified in Section 2.03(b) of the Indenture.

     "Exchanged Engine" is defined in Section 10.2.3 of the Lease.

     "Excluded Payments" means (i) indemnity payments paid or payable by Lessee to or in respect of Owner Participant, or Owner Trustee in its individual capacity, their respective Affiliates, successors and permitted assigns and their directors, officers, employees, servants and agents pursuant to Section 9 of the Participation Agreement or any corresponding payments under the Lease,
(ii) proceeds of public liability insurance paid or payable as a result of insurance claims made, or losses suffered, by Owner Trustee in its individual capacity or by Owner Participant, that are payable directly to Owner Trustee in its individual capacity, or Owner Participant, respectively, for their own account, (iii) proceeds of insurance maintained with respect to the Aircraft by Owner Participant or any Affiliate thereof for its or their own account or benefit

(whether directly or through Owner Trustee) and permitted under Section 11.2 of the Lease, (iv) all payments required to be made under the Tax Indemnity Agreement by Lessee whether or not denominated as Supplemental Rent, (v) any Transaction Expenses paid or payable by the Lessee to the Owner Trustee (to the extent for its sole benefit) or the Owner Participant pursuant to the Lease or the Participation Agreement, (vi) any amount payable to the Owner Participant by any transferee as the purchase price of the Owner Participant's interest in the Trust Estate, (vii) any interest that pursuant to the Operative Agreements may from time to time accrue in respect of any of the amounts described in clauses
(i) through (vi) above, (viii) any right to enforce, against the primary obligor or any guarantor or similar party, the payment of any amount described in clauses (i) through (vii) above (provided, that the rights referred to in this clause (viii) shall not be deemed to include the exercise of any remedies provided for in the Lease other than the right to sue for specific performance of any covenant to make such payment or to sue for damages in respect of the breach of any such covenant) and (ix) any right to exercise any election or option or make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case, only to the extent relating to, any Excluded Payments.

     "Expenses" means any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation).

     "FAA" means the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of such Federal Aviation Administration.

     "FAA Bill of Sale" means a bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) delivered to Owner Trustee on the Delivery Date by Airframe Manufacturer.

     "FAA Filed Documents" means the Lease, Lease Supplement No. 1, the Trust Indenture, the Trust Agreement, the initial Trust Indenture Supplement, the FAA Bill of Sale and an application for registration of the Aircraft with the FAA in the name of Owner Trustee.

     "FAA Regulations" means the Federal Aviation Regulations issued or promulgated pursuant to the Act from time to time.

     "Fair Market Rental Value" means the fair market rental value in Dollars for the Aircraft that would apply in an arm's-length transaction between an informed and willing lessee under no compulsion to lease, and an informed and willing lessor under no compulsion to lease, the Aircraft, for the applicable Renewal Lease Term, assuming that (a) the Aircraft has been maintained in accordance with, and is in the condition required by, the Lease, (b) payments of rent would be made semiannually, and (c) the Aircraft would be leased during any such Renewal Lease Term on the same terms and conditions as are set forth in the Lease with respect to the Base Lease Term; provided that for purposes of Section 15 of the Lease, Fair Market Rental Value shall be determined as provided in
Section 15.4 thereof.

     "Fair Market Sales Value" means the fair market sales value in Dollars for the Aircraft that would apply in an arm's-length transaction between an informed and willing buyer under no compulsion to buy, and an informed and willing seller under no compulsion to sell, the Aircraft, in a transaction that would close on or about the relevant time of determination, assuming that (a) the Aircraft has been maintained in accordance with, and is in the condition required by, the Lease and (b) the Aircraft would be delivered to such informed and willing buyer in the return condition required by the Lease; provided that for purposes of
Section 15 of the Lease, Fair Market Sales Value shall be determined as provided in Section 15.4 thereof.

     "Financing Statements" means, collectively, UCC-1 (and, where appropriate, UCC-3) financing statements (a) covering the Trust Indenture Estate, by Owner Trustee, as debtor, showing Mortgagee as secured party, for filing in Utah and each other jurisdiction that, in the opinion of Mortgagee, is necessary or reasonably desirable to perfect its Lien on the Trust Indenture Estate and (b) covering the Lease and the Aircraft, as a precautionary matter, by Lessee, as lessee, showing Owner Trustee as lessor and Mortgagee as assignee of Owner Trustee, for filing in Colorado and each other jurisdiction that, in the opinion of Owner Trustee and Mortgagee, is reasonably desirable.

     "First Renewal Lease Term" means the first term for which the Lease is extended by Lessee after the Scheduled Expiration Date pursuant to Section 17 of the Lease.

     "First Security" means First Security Bank, National Association, a national banking association, not in its capacity as Owner Trustee under the Trust Agreement, but in its individual capacity.

     "Fitch" means Fitch IBCA, Inc.

     "Funding Date" has the meaning specified in Section 1(b) of the Note Purchase Agreement.

     "GAAP" means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person's financial statements.

     "Government Entity" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

     "GTA" means the General Terms Agreement as defined in the Purchase Agreement Assignment.

     "Indemnitee" means (i) First Security and Owner Trustee, (ii) WTC and Mortgagee, (iii) each separate or additional trustee appointed pursuant to the Trust Agreement or the Trust Indenture, (iv) each Participant, (v) the Trust Estate and the Trust Indenture Estate, (vi) each Affiliate of the persons described in clauses (i) through (iv), inclusive, (vii) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (iv) inclusive and in clause (vi), (viii) the successors and permitted assigns of the persons described in clauses (i) through (iv), inclusive, and in clauses (vi) and (vii) and (ix) the Pass Through Indemnitees; provided that the Pass Through Indemnitees are Indemnitees only for purposes of Section 9.1 of the Participation Agreement. If any Indemnitee is Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either thereof, such Person shall be an Indemnitee only in its capacity as Owner Participant, Loan Participant or Note Holder.

     "Indenture Agreements" means the Participation Agreement, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Engine Consent and Agreement, the Bills of Sale and any other contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture.

     "Indenture Indemnitee" means (i) WTC and the Mortgagee, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture, (iii) the Subordination Agent, (iv) each Liquidity Provider, (v) each Pass Through Trustee, (vi) the Paying Agent, (vii) the Escrow Agent and (viii) each of the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (vii) inclusive above.

     "Intercreditor Agreement" means that certain Intercreditor Agreement among the Pass Through Trustees, the Liquidity Providers and the Subordination Agent, dated as of the Issuance Date, provided that, for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by Lessee.

     "IRS" means the Internal Revenue Service of the United States or any Government Entity succeeding to the functions of such Internal Revenue Service.

     "Issuance Date" means April 13, 1999.

     "Item of Equipment" is defined in Paragraph D of Annex B to the Lease.

     "Law" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

     "Lease" or "Lease Agreement" means the Lease Agreement, dated as of even date with the Participation Agreement, between Owner Trustee and Lessee.

     "Lease Default" means any condition, circumstance, act or event that, with the giving of notice, the lapse of time or both, would constitute a Lease Event of Default.

     "Lease Event of Default" means any one or more of the conditions, circumstances, acts or events set forth in Section 14 of the Lease.

     "Lease Supplement" means a supplement to the Lease, in the form of Exhibit A to the Lease.

     "Lease Supplement No. 1" means the initial Lease Supplement, dated the Delivery Date.

     "Lessee" means Atlas Air, Inc., a Delaware corporation.

     "Lessee Operative Agreements" means the Participation Agreement, the Lease, Lease Supplement No. 1, the Tax Indemnity Agreement, the Purchase Agreement Assignment and each other agreement between Lessee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

     "Lessee Person" means Lessee, any sublessee, assignee, successor or other user or person in possession of the Aircraft, the Airframe or an Engine with or without color of right, or any Affiliate of any of the foregoing (excluding any Tax Indemnitee or any related Tax Indemnitee with respect thereto, or any person using or claiming any rights with respect to the Aircraft, the Airframe or an Engine directly by or through any of the persons referred to in this parenthetical phrase, but not excluding any Person claiming directly or indirectly through or under the Lease).

     "Lessee's Advisor" is defined in Schedule 3 to the Participation Agreement.

     "Lessor" means Owner Trustee in its capacity as lessor under the Lease.

     "Lessor Lien" means, with respect to any person and in respect of any property (including, without limitation, the Trust Estate, the Trust Indenture Estate, the Aircraft, Air-frame, Engines, Parts or Aircraft Documents) or any payments, any Lien on such property or payments which (a) arises from claims against such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) not related to any of the transactions contemplated by the Operative Agreements, (b) results from acts or omissions of such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) in violation of such person's obligations under any of the terms of the Operative Agreements, or not related to the transactions contemplated by the Operative Agreements, (c) is imposed as a result of Taxes against such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) or any of its Affiliates not required to be indemnified by Lessee under the Participation Agreement, or (d) results from claims against such person arising out of any transfer by such person of its interest in the Aircraft, the Trust Estate or the Operative Agreements, other than a Transfer permitted by the terms of the Operative Agreements or pursuant to the exercise of remedies set forth in Section 15 of the Lease.

     "Lessor's Cost" for the Aircraft means the amount denominated as such in
Schedule 3 to the Participation Agreement.

     "Lien" means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest affecting the title to or any interest in property.

     "Liquidity Facilities" means (i) the Revolving Credit Agreements between the Subordination Agent, as borrower, and ABN AMRO Bank, N.V., acting through its Chicago branch, with respect to the Class A-1 Pass Through Trust and the Class A-2 Pass Through Trust and (ii) the Revolving Credit Agreements between the Subordination Agent, as borrower, and Morgan Stanley Capital Services, Inc. with respect to the Class B Pass Through Trust and the Class C Pass Through Trust, each dated as of the Issuance Date, provided that, for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, any such Liquidity Facility shall be effective unless consented to by Lessee.

     "Liquidity Provider" means (i) ABN AMRO Bank, N.V. acting through its Chicago branch, as the Class A-1 and Class A-2 Liquidity Provider, and (ii) Morgan Stanley Capital Services, Inc. as the Class B Liquidity Provider and the Class C Liquidity Provider (as such terms are defined in the Intercreditor Agreement) under the respective Liquidity Facilities, or any successor thereto.

     "Loan Participants" mean, until the Closing shall have been consummated, the Pass Through Trustees, and after the Closing shall have been consummated, each Note Holder.

     "Loss Payment Date" means the date on which payment is due pursuant to
Section 10.1.2(a)(i) of the Lease.

     "Maintenance Program" is defined in Annex C to the Lease.

     "Majority in Interest of Note Holders" means as of a particular date of determination, the holders of a majority in aggregate unpaid Original Amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by Owner Trustee, Lessee, or Owner Participant or any Affiliate of any such party or any interests of Owner Trustee or Owner Participant therein by reason of subrogation pursuant to Section 4.03 of the Trust Indenture (unless all Equipment Notes then outstanding shall be held by Owner Trustee, Lessee, Owner Participant or any Affiliate of any thereof)); provided that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder any Note Holder of an Equipment Note or Equipment Notes may allocate, in such Note Holder's sole discretion, any fractional portion of the principal amount of such Equipment Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.

     "Make-Whole Amount" means, with respect to any Equipment Note, an amount (as determined by an independent investment banker of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a semiannual basis on each Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination. For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519) "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

     "Manufacturer's Purchase Price" means the amount required to be paid to the Airframe Manufacturer to purchase the Aircraft pursuant to the Purchase Agreement Assignment.

     "Material Adverse Change" means, with respect to any person, any event, condition or circumstance that materially and adversely affects such person's business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities and agreements under the Operative Agreements.

     "Materially Adverse Tax Event" means any event (other than excessive foreign usage of the Aircraft) that makes it more likely than not that the Lessee will be required to indemnify any Indemnitee for Taxes under any of the Operative Agreements or the Owner Participant under the Tax Indemnity Agreement, or both, provided that (i) the estimated aggregate of such indemnity payments (computed as a hypothetical adjustment of Basic Rent or, if applicable, Renewal
Rent) over the then-remaining Term is equal to at least 5% of Basic Rent (and, if applicable, Renewal Rent) payable over the remaining Term, and (ii) future payments of the Taxes giving rise to the indemnity or indemnities will not be required if the Lessee purchases the Aircraft.

     "Minimum" is defined in Paragraph D of Annex B to the Lease.

     "Minimum Liability Insurance Amount" is defined in Schedule 1 to the Lease.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgaged Property" is defined in Section 3.03 of the Trust Indenture.

     "Mortgagee" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as loan trustee under the Trust Indenture.

     "Mortgagee Agreements" means, collectively, the Participation Agreement, the Trust Indenture and each other agreement between Mortgagee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

     "Mortgagee Event" means (i) in the event of a reorganization proceeding involving the Lessee under Chapter 11 of the Bankruptcy Code, (A) the trustee in such proceeding or the Lessee not assuming or agreeing to perform its obligations under the Lease, as contemplated under Section 1110, during the 60-day period under Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) or (B) at any time after agreeing to perform or assuming such obligations, such trustee or the Lessee ceasing to perform such obligations with the result that the Continuous Stay Period comes to an end or (ii) either the Equipment Notes shall have become due and payable pursuant to Section 4.04(b) of the Trust Indenture or Mortgagee has taken action or notified Owner Trustee that it intends to take action to foreclose the Lien of the Trust Indenture or otherwise commence the exercise of any repossessory remedy in accordance with Section 4.04(a) of the Trust Indenture.

     "NAIC" is defined in Section 8 of the Participation Agreement.

     "Net Economic Return" means the Owner Participant's nominal after-tax book yield (utilizing the multiple investment sinking fund method of analysis) and aggregate net after-tax cash, computed on the basis of the same methodology and assumptions as were utilized by the initial Owner Participant in determining Basic Rent percentages, Stipulated Loss Value percentages, Termination Value percentages and EBO Price, as of the Delivery Date, as such assumptions may be adjusted for events that have been the basis for adjustments to Basic Rent pursuant to Section 3.2.1(b) of the Lease or events giving rise to indemnity payments pursuant to Section 5 of the Tax Indemnity Agreement; provided, that, if the initial Owner Partici-pant shall have transferred its interest, Net Economic Return shall be calculated as if the initial Owner Participant had retained its interest; provided further, that, notwithstanding the preceding proviso, solely for purposes of Section 11 of the Participation Agreement and calculating any adjustments to Basic Rent percentages, Stipulated Loss Values percentages, Termination Values percentages and EBO Price in connection with a refunding pursuant to such Section 11 at a time when Owner Participant is a transferee (other than an Affiliate of the initial Owner Participant), the after-tax yield (but not the after-tax cash) component of Net Economic Return shall be calculated on the basis of the methodology and assumptions utilized by the transferee Owner Participant as of the date on which it acquired its interest.

     "Net Present Value of Rents" is defined in Schedule 1 to the Lease.

     "Net Worth" means, for any person, the excess of its total assets over its total liabilities in accordance with GAAP.

     "New Debt" means debt securities in an aggregate principal amount specified in the Refunding Information.

     "Non-U.S. Person" means any Person other than a United States person, as defined in Section 7701(a)(30) of the Code.

     "Note Holder" means at any time each registered holder of one or more Equipment Notes.

     "Note Purchase Agreement" means the Note Purchase Agreement, dated as of the Issuance Date, among Atlas Air, Inc., the Subordination Agent, the Escrow Agent, the Paying Agent and the Pass Through Trustee under each Pass Through Trust Agreement providing for, among other things, the issuance and sale of Equipment Notes.

     "Officer's Certificate" means, in respect of any party to the Participation Agreement, a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant or Staff Vice President), the Treasurer or the Secretary of such party.

     "Operative Agreements" means, collectively, the Participation Agreement, the Trust Agreement, the Purchase Agree-ment Assignment, the Consent and Agreement, the Engine Consent and Agreement, the Lease, Lease Supplement No. 1, the Trust Indenture, the initial Trust Indenture Supplement, the Bills of Sale, the Tax Indemnity Agreement, Assignment and Assumption Agreements, if any, executed pursuant to Section 10 of the Participation Agreement, and the Equipment Notes.

     "Operative Indentures" means each of the indentures under which notes have been issued and purchased by the Pass Through Trustees pursuant to the Note Purchase Agreement.

     "OP Jurisdiction" is defined in Schedule 3 to the Participation Agreement.

     "Original Amount," with respect to an Equipment Note, means the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, means the aggregate stated original principal amounts of all Equipment Notes.

     "Owner Participant" means the person executing the Participation Agreement as "Owner Participant" and its successors and assigns.

     "Owner Participant Agreements" means, collectively, the Participation Agreement, the Tax Indemnity Agreement, the Trust Agreement and each other agreement between Owner Participant and any other party to the Participation Agreement relating to the Transactions, delivered on the Delivery Date.

     "Owner Participant's Percentage" means the percentage of Lessor's Cost allocated to the Owner Participant in Schedule 2 to the Participation Agreement.

     "Owner Trustee" means First Security Bank, National Association, a national banking association, not in its individual capacity, except as expressly provided in any Operative Agreement, but solely as Owner Trustee under the Trust Agreement.

     "Owner Trustee Agreements" means, collectively, the Participation Agreement, the Lease, Lease Supplement No. 1, the Trust Agreement, the Trust Indenture, the initial Trust Indenture Supplement, the Equipment Notes, the Purchase Agreement Assignment, and each other agreement between Owner Trustee and any other party to the Participation Agreement, relating to the Transactions, delivered on the Delivery Date.

     "Participants" means, collectively, Owner Participant and each Loan Participant and "Participant" means Owner Participant or a Loan Participant, individually.

     "Participation Agreement" means the Participation Agreement dated as of [ , ] among Lessee, Owner Participant, Owner Trustee, the Pass Through Trustees, Subordination Agent and Mortgagee.

     "Parts" means all appliances, parts, components, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) complete Engines or engines, and (b) any items leased by Lessee from a third party other than Lessor) that may from time to time be installed or incorporated in or attached or appurtenant to the Airframe or any Engine.

     "Pass Through Agreements" means the Pass Through Trust Agreements, the Note Purchase Agreement, the Deposit Agreements, the Escrow Agreements, the Intercreditor Agreement, the Liquidity Facilities and the Fee Letters referred to in Section 2.03 of each of the Liquidity Facilities, provided, that no amendment, modification or supplement to, or substitution or replacement of, any such Fee Letter shall be effective for purposes of any obligation of Lessee, unless consented to by Lessee.

     "Pass Through Certificates" means the pass through certificates issued by the Pass Through Trusts (and any other pass through certificates for which such pass through certificates may be exchanged).

     "Pass Through Indemnitees" means (i) the Subordination Agent, the Paying Agent, the Escrow Agent, the Liquidity Providers, the Depositary and the Pass Through Trustees, (ii) each Affiliate of a person described in the preceding clause (i), (iii) the respective directors, officers, employees, agents and servants of each of the persons described in the preceding clauses (i) and (ii) and (iv) the successors and permitted assigns of the persons described in the preceding clauses (i), (ii) and (iii).

     "Pass Through Trust" means each of the four separate pass through trusts created under the Pass Through Trust Agreements.

     "Pass Through Trust Agreements" means the Pass Through Trust Agreement, dated as of April 1, 1999, by and between the Lessee and Pass Through Trustee and each of the four supplements thereto, each dated the Issuance Date, by and between the Lessee and Pass Through Trustee.

     "Pass Through Trustee" means Wilmington Trust Company, a Delaware banking corporation, in its capacity as trustee under each Pass Through Trust Agreement.

     "Pass Through Trustee Agreements" means the Participation Agreement, the Pass Through Trust Agreements, the Note Purchase Agreement, the Deposit Agreements, the Escrow Agreements, and the Intercreditor Agreement.

     "Payment Date" means, with respect to each Lease, each January 2 or July 2 during the term of such Lease, the Commencement Date of such Lease or any other date agreed between the Lessee and the Owner Participant that occurs after the latest maturity date of the Equipment Notes issued in connection with the acquisition of the Aircraft to which such Lease relates.

     "Payment Due Rate" is defined in Schedule 1 to the Lease.

     "Payment Period" means each of the consecutive semiannual periods (or, if applicable, such shorter period ended on (A) the first Payment Date of the Base Lease Term or any Renewal Lease Term or (B) the Scheduled Expiration Date or each Renewal Term Expiration Date) during the Term ending on a Payment Date, the Scheduled Expiration Date or any Renewal Term Expiration Date the first such period commencing on and including the Commencement Date.

     "Paying Agent" means Wilmington Trust Company, as Paying Agent under each of the Escrow Agreements.

     "Permitted Air Carrier" means (i) any Permitted Manufacturer, (ii) any Permitted Foreign Air Carrier, (iii) any person approved in writing by Lessor or
(iv) any U.S. Air Carrier.

     "Permitted Country" means any country listed on Schedule 5 to the Lease.

     "Permitted Foreign Air Carrier" means any air carrier with its principal executive offices in any Permitted Country and which is authorized to conduct commercial airline opera-tions and to operate jet aircraft similar to the Aircraft under the applicable Laws of such Permitted Country.

     "Permitted Government Entity" means (i) the U.S. Government or (ii) any Government Entity if the Aircraft is then registered under the laws of the country of such Government Entity.

     "Permitted Foreign Manufacturer" means any Designated Manufacturer domiciled outside the United States or (ii) any manufacturer of airframes or aircraft engines, or any Affiliate thereof, which is domiciled in a Permitted Country.

     "Permitted Institution" means (a) any bank, trust company, insurance company, financial institution or corporation (other than, without Lessee's consent, a commercial air carrier, a commercial aircraft operator, a freight forwarder or Affiliate of any of the foregoing), in each case with a combined capital and surplus or Net Worth of at least $50,000,000.

     "Permitted Lien" means any Lien described in clauses (a) through (g), inclusive, of Section 6 of the Lease.

     "Permitted Manufacturer" means (i) any manufacturer of aiframes or aircraft engines, or any Affiliate thereof, which is domiciled in the United States or
(ii) any Permitted Foreign Manufacturer.

     "Permitted Sublease" means a sublease permitted under Section 7.2.7 of the Lease.

     "Permitted Sublessee" means the sublessee under a Permitted Sublease.

     "Persons" or "persons" means individuals, firms, partnerships, joint ventures, trusts, trustees, Government Entities, organizations, associations, corporations, government agencies, committees, departments, authorities and other bodies, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

     "Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA, or any plan within the meaning of Section 4975(e)(1) of the Code.

     "Preliminary Notice" is defined in Section 17.1 of the Lease.

     "PTT Percentage" means, with respect to each Pass Through Trustee, the percentage of Lessor's Cost allocated to such Pass Through Trustee in Schedule 2 to the Participation Agreement.

     "Purchase Agreement" means the Purchase Agreement dated as of June 6, 1997 between Airframe Manufacturer and Lessee (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such Purchase Agreement), to the extent assigned pursuant to the Purchase Agreement Assignment.

     "Purchase Agreement Assignment" means the Purchase Agreement and Engine Warranties Assignment dated as of even date with the Participation Agreement, between Lessee and Owner Trustee.

     "Purchase Date" means the last day, or if such a day is not a Business Day, the immediately succeeding Business Day, of the Base Lease Term or any Renewal Lease Term, as specified in any Purchase Notice.

     "Purchase Notice" is defined in Section 17.3.1(b) of the Lease.

     "QIB" is defined in Section 2.08 of the Trust Indenture.

     "Refunding Certificate" means a certificate of an authorized representative of Owner Participant delivered pursuant to Section 11.1.1 of the Participation Agreement, setting forth (a) the Refunding Date and (b) the following information, subject to the limitations set forth in Section 11 of the Participation Agreement: (i) the principal amount of debt to be issued by Owner Trustee on the Refunding Date, (ii) the proposed adjusted debt/equity ratio and
(iii) the proposed revised schedules of Basic Rent percentages, Stipulated Loss Value percentages and Termination Value percentages and, if applicable, the proposed revised EBO Price and/or EBO Date and the proposed Amortization Schedules, calculated in accordance with Section 3.2.1 of the Lease.

     "Refunding Date" means the proposed date on which the outstanding Equipment Notes will be redeemed and refinanced pursuant to Section 11 of the Participation Agreement.

     "Refunding Information" means the information set forth in the Refunding Certificate (other than the Refunding

Date) as such information may have been revised by any verification procedures demanded by Lessee pursuant to Section 3.2.1(d) of the Lease.

     "Renewal Lease Term" means the First Renewal Lease Term or any Subsequent Renewal Lease Term, as the case may be.

     "Renewal Notice" is defined in Section 17.2.1 of the Lease.

     "Renewal Rent" means the rent payable for the Aircraft in respect of the applicable Renewal Lease Term determined pursuant to Section 17.2.2 of the Lease.

     "Renewal Term Expiration Date" means, in the case of any Renewal Lease Term, the date determined by Atlas, which date shall be between three months and two years from the commencement date of each Renewal Lease Term.

     "Rent" means, collectively, Basic Rent, Renewal Rent and Supplemental Rent.

     "Replacement Airframe" is defined in Section 10.1.3 of the Lease.

     "Replacement Engine" is defined in Section 10.2.2 of the Lease.

     "Return Acceptance Supplement" means a Return Acceptance Supplement, dated as of the date the Aircraft is returned to Lessor pursuant to Section 5 of the Lease, executed by Lessor and Lessee substantially in the form of Exhibit B to the Lease.

     "Scheduled Delivery Date" means the expected Delivery Date notified to each Participant, Owner Trustee and Mortgagee by Lessee pursuant to Section 4.1 of the Participation Agreement, which expected Delivery Date shall be a Business Day not later than the Commitment Termination Date.

     "Scheduled Expiration Date" is defined in Schedule 1 to the Lease.

     "SEC" means the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.

     "Section 1110" means 11 U.S.C. ss. 1110 of the Bankruptcy Code or any successor or analogous section of the federal bankruptcy Law in effect from time to time.

     "Secured Obligations" is defined in Section 2.06 of the Trust Indenture.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Security" means a "security" as defined in Section 2(1) of the Securities Act.

     "Senior Holder" is defined in Section 2.14(c) of the Trust Indenture.

     "Series" means any of Series A-1, Series A-2, Series B or Series C.

     "Series A-1" or "Series A-1 Equipment Notes" means Equipment Notes issued under the Trust Indenture and designated as "Series A-1" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series A-1."

     "Series A-2" or "Series A-2 Equipment Notes" means Equipment Notes, if any, issued under the Trust Indenture and designated as "Series A-2" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series A-2."

     "Series B" or "Series B Equipment Notes" means Equipment Notes issued under the Trust Indenture and designated as "Series B" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series B."

     "Series C" or "Series C Equipment Notes" means Equipment Notes issued under the Trust Indenture and designated as "Series C" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series C."

     "Similar Aircraft" is defined in Schedule 1 to the Lease.

     "SLV Rate" is defined in Schedule 1 to the Lease.

     "Special Default" means (i) the failure by Lessee to pay any amount of Basic Rent, Renewal Rent, Stipulated Loss Value or Termination Value when due or
(ii) the occurrence of any Lease Default or Lease Event of Default referred to in Section 14.5 of the Lease.

     "Standard & Poor's" means Standard & Poor's Ratings Services.

     "Stipulated Loss Value" means, with respect to the Aircraft, (a) during the Base Lease Term, the amount determined by multiplying (i) the percentage set forth in Schedule 3 to the Lease (as adjusted from time to time in accordance with Section 3.2.1 of the Lease) opposite the Stipulated Loss Value Date as of which the Stipulated Loss Value is required to be computed by (ii) Lessor's Cost and (b) during any Renewal Lease Term, the amount determined pursuant to Section
17.2.3 of the Lease. Notwithstanding anything to the contrary in any Operative Agreement, Stipulated Loss Value shall always be sufficient to pay in full, as of the date of payment thereof (assuming timely payment of the Equipment Notes prior to such date), the aggregate unpaid principal amount of all Equipment Notes outstanding as of such date, together with accrued and unpaid interest on all such Equipment Notes as of such date.

     "Stipulated Loss Value Date" means, for any month, the day in such month specified in Schedule 3 to the Lease.

     "Subordination Agent" means Wilmington Trust Company, as subordination agent under the Intercreditor Agreement.

     "Subordination Agent Agreements" means the Participation Agreement, the Liquidity Facilities and the Intercreditor Agreement.

     "Subsequent Renewal Lease Term" means each term for which the Lease is extended by Lessee, if any, after the First Renewal Lease Term.

     "Supplemental Rent" means, without duplication (a) all amounts, liabilities, indemnities and obligations (other than Basic Rent or Renewal Rent but including Make-Whole Amount, if any) that Lessee assumes or becomes obligated to or agrees to pay under any Lessee Operative Agreement to or on behalf of Lessor or any other Person, including, without limitation, payments of Stipulated Loss Value, Termination Value and payments of indemnities under
Section 9 of the Participation Agreement, but excluding any amount as to which Lessee is obli-gated to pay a pro rata share pursuant to clause (e) of this definition, (b) (i) to the extent not payable (whether or not in fact paid) under Section 6(a) of the Note Purchase Agreement (as originally in effect or amended with the consent of the Owner Participant), an amount or amounts equal to the fees paid to the relevant Liquidity Provider under Section 2.03 of each Liquidity Facility and the related Fee Letter (as defined in the Intercreditor Agreement) multiplied by a fraction the numerator of which shall be the then outstanding aggregate principal amount of the Series A-1 Equipment Notes, Series A-2 Equipment Notes, Series B Equipment Notes and Series C Equipment Notes and the denominator of which shall be the then outstanding aggregate principal amount of all "Series A-1 Equipment Notes", " Series A-2 Equipment Notes", "Series B Equipment Notes" and "Series C Equipment Notes" (each as defined in the Note Purchase Agreement);
(ii) (x) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07(e) of each Liquidity Facility minus Investment Earnings from such Downgrade Advance multiplied by (y) the fraction specified in the foregoing clause (i); (iii) (x) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07(a)(i) of each Liquidity Facility minus Investment Earnings from such Non-Extension Advance multiplied by (y) the fraction specified in the forgoing clause (i); (iv) if any payment default shall have occurred and be continuing with respect to interest on any Series A-1 Equipment Notes, Series A-2 Equipment Notes, Series B Equipment Notes or Series C Equipment Notes, (x) the excess, if any, of (1) an amount equal to interest on any Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance payable under Section 3.07(a) of each Liquidity Facility over (2) the sum of Investment Earnings from any Final Advance plus any amount of interest at the Payment Due Rate actually payable (whether or not in fact paid) by Lessee in respect of the overdue scheduled interest on the Equipment Notes in respect of which such Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance was made multiplied by (y) a fraction the numerator of which shall be the then aggregate overdue amounts of interest on the Series A-1 Equipment Notes, Series A-2 Equipment Notes, Series B Equipment Notes and Series C Equipment Notes (other than interest becoming due and payable solely as a result of acceleration of any such Equipment Notes) and the denominator of which shall be the then aggregate overdue amounts of interest on all "Series A-1 Equipment Notes", "Series A-2 Equipment Notes", "Series B Equipment Notes" and "Series C Equipment Notes" (each as defined in the Note Purchase Agreement) (other than interest becoming due and payable solely as a result of acceleration of any such "Equipment Notes"); and (v) the Pro Rata Share of any other amounts owed to the Liquidity Providers by the Subordination Agent as borrower under each Liquidity Facility (other than amounts due as repayment of advances thereunder or as interest on such advances), except to the extent payable pursuant to clause (ii), (iii) or (iv) above, (c) the Pro Rata Share of all compensation and reimbursement of expenses, disbursements and advances payable by Lessee under the Pass Through Trust Agreements, (d) the Pro Rata Share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement,
(e) the Pro Rata Share of any amount payable under Section 9.1 (and, if attributable thereto, Section 9.5) of the Participation Agreement to any Pass Through Indemnitee to the extent such amount relates to, results from or arises out of or in connection with (i) the Pass Through Agreements or the enforcement of any of the terms of any of the Pass Through Agreements, (ii) the offer, sale, or delivery or the Pass Through Certificates or any interest therein or represented thereby or (iii) any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Lessee under any Pass Through Agreement or the falsity of any representation or warranty of Lessee in any Pass Through Agreement and (f) in the event Lessee requests any amendment to any Operative Agreement or Pass Through Agreement, the Pro Rata Share of all reasonable fees and expenses (including, without limitation, fees and disbursements of counsel) of the Escrow Agents and the Paying Agents in connection therewith payable by the Pass Through Trustees under the Escrow Agreements. As used herein, "Pro Rata Share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Equipment Notes and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" (as such term is defined in each of the Operative Indentures). For purposes of this definition, the terms "Applied Downgrade Advance", "Applied Non-Extension Advance", "Cash Collateral Account", "Downgrade Advance", "Final Advance", "Investment Earnings", "Non-Extension Advance" and "Unpaid Advance" shall have the meanings specified in each Liquidity Facility.

     "Tax Attribute Period" is defined in Section 1(e) of the Tax Indemnity Agreement.

     "Tax Indemnitee" means (a) First Security and Owner Trustee, (b) WTC and Mortgagee, (c) each separate or additional trustee appointed pursuant to the Trust Agreement or the Trust Indenture, (d) each Participant, (e) the Trust Estate and the Trust Indenture Estate and (f) the respective successors, assigns, agents and servants of the foregoing. For purposes of this definition, the term "Owner Participant" shall include any member of an affiliated group (within the meaning of Section 1504 of the Code) of which Owner Participant is, or may become, a member if consolidated, joint or combined returns are filed for such affiliated group for federal, state or local income tax purposes.

     "Tax Indemnity Agreement" means the Tax Indemnity Agreement, dated as of even date with the Participation Agreement, between Lessee and Owner Participant.

     "Taxes" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

     "Taxing Authority" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

     "Term" means the term, commencing on the Delivery Date, for which the Aircraft is leased pursuant to Section 3 of the Lease, and shall include the Base Lease Term and, if applicable, any Renewal Lease Term; provided that if at the scheduled end of the Term the Aircraft or Airframe is being used, or was within six (6) months prior thereto being used, by the U.S. Government pursuant to CRAF, the Term shall be deemed extended for the period necessary to accommodate usage of the Aircraft or Airframe pursuant to CRAF plus six months thereafter, and Lessee shall be obligated to pay Basic Rent with respect to any such period of extension at a semiannual rate equal to the average of the Basic Rent paid during the Base Lease Term or the applicable Renewal Lease Term, whichever shall have ended immediately prior to such extension.

     "Termination Date" means any Payment Date occurring after the fifth anniversary of the Delivery Date on which the

Lease shall terminate in accordance with Section 9 of the Lease.

     "Termination Value" means, with respect to the Aircraft, the amount determined by multiplying (a) the percentage set forth in Schedule 4 to the Lease (as adjusted from time to time in accordance with Section 3.2.1 of the Lease) opposite the Termination Value Date as of which the Termination Value is required to be computed by (b) Lessor's Cost. Notwithstanding anything to the contrary in any Operative Agreement, Termination Value shall always be sufficient to pay in full, as of the date of payment thereof (assuming timely payment of the Equipment Notes prior to such date), the aggregate unpaid principal amount of all Equipment Notes outstanding as of such date, together with accrued and unpaid interest on all such Equipment Notes as of such date.

     "Termination Value Date" means, for any month, the day in such month specified in Schedule 4 to the Lease.

     "Threshold Amount is defined in Schedule 1 to the Lease.

     "Transaction Expenses" means: (i) the reasonable and actual fees, expenses and disbursements incurred in connection with the negotiation, execution and delivery of the Operative Agreements of (1) Morris, James, Hitchens & Williams, special counsel for Mortgagee and the Loan Participants, such information to be furnished by the Subordination Agent, (2) Crowe & Dunlevy, special counsel in Oklahoma City, Oklahoma, such information to be furnished by Lessee, (3) Cahill Gordon & Reindel, special counsel to Lessee, such information to be furnished by Lessee and (4) Ray, Quinney & Nebeker, special counsel to the Owner Trustee, such information to be provided by the Owner Trustee, (ii) all fees, taxes and other charges payable in connection with the recording or filing of instruments and financing statements, such information to be furnished by Lessee, (iii) the initial fee and reasonable and actual disbursements of Owner Trustee under the Trust Agreement, such information to be furnished by the Owner Trustee, (iv) the initial fee and reasonable and actual disbursements of Mortgagee under the Trust Indenture, such information to be furnished by Mortgagee, (v) the fee of the Appraiser with respect to the appraisal of the Aircraft referred to in Section 5.1.2(xv) of the Participation Agreement, such information to be furnished by the Owner Participant, (vi) the reasonable and actual fees, out-of-pocket expenses and disbursements of special counsel to the Owner Participant (as defined in Schedule 3 to the Partici-pation Agreement), such information to be furnished by the Owner Participant, and (vii) the equity placement fee and reasonable disbursements of Lessee's Advisor, such information to be furnished by Lessee.

     "Transactions" means the transactions contemplated by the Participation Agreement and the other Operative Agreements.

     "Transfer" means the direct or indirect transfer, sale, assignment or other conveyance of all or any interest in any property, right or interest.

     "Transferee" means a person to which any Owner Participant, Owner Trustee or any Loan Participant or Note Holder purports or intends to Transfer any or all of its right, title or interest in the Trust Estate or in its Equipment Note and the Trust Indenture Estate, respectively, as described in Section 10.1.1(a),
10.1.2 or 10.1.3 (but excluding participants in any participation referred to in Section 10.1.3), respectively, of the Participation Agreement.

     "Triggering Event" is defined in Section 1.1 of the Intercreditor
Agreement.

     "Trust" means the trust created by the Trust Agreement.

     "Trust Agreement" means the Trust Agreement dated as of even date with the Participation Agreement, between Owner Participant and Owner Trustee.

     "Trust Estate" means all estate, right, title and interest of Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement and the Purchase Agreement including, without limitation, all amounts of Basic Rent and Supplemental Rent including, without limitation, insurance proceeds and requisition, indemnity or other payments of any kind for of with respect to the Aircraft. Notwithstanding the foregoing, "Trust Estate" shall not include any Excluded Payment.

     "Trust Indenture" means the Trust Indenture and Mortgage dated as of even date with the Participation Agreement, between Owner Trustee and Mortgagee.

     "Trust Indenture Estate" is defined in the "Granting Clause" of the Trust Indenture.

     "Trust Indenture Supplement" means a Trust Indenture and Mortgage Supplement, substantially in the form of Exhibit A to the Trust Indenture, with appropriate modifications to reflect the purpose for which it is being used.

     "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

     "United States" or "U.S." means the United States of America; provided, that for geographic purposes, "United States" means, in aggregate, the 50 states and the District of Columbia of the United States of America.

     "U.S. Air Carrier" means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

     "U.S. Person" means any Person described in Section 7701(a)(30) of the Code.

     "U.S. Government" means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

     "Weighted Average Life to Maturity" means, with respect to any specified Debt, at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-years of such Debt by the then outstanding principal amount of such Debt. The term "Remaining Dollar-years" shall mean the amount obtained by (1) multiplying the amount of each then-remaining principal payment on such Debt by the number of years (calculated at the nearest one-twelfth) that will elapse between the date of determination of the Weighted Average Life to Maturity of such Debt and the date of that required payment and
(2) totaling all the products obtained in clause (1) above.

     "Wet Lease" means any arrangement, including, but not limited to an ACMI Contract, whereby Lessee or a Permitted Sublessee agrees to furnish the Aircraft, Airframe or any Engine to a third party pursuant to which the Aircraft, Airframe or Engine shall at all times be in the operational control of Lessee or a Permitted Sublessee, provided that Lessee's obligations under the Lease shall continue in full force and effect notwithstanding any such arrangement.

     "WTC" means Wilmington Trust Company, a Delaware banking corporation, not in its capacity as Mortgagee under the Trust Indenture, but in its individual capacity.